                                                                  EXECUTION COPY

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             MCLEODUSA INCORPORATED,

                            EASTSIDE ACQUISITION CO.

                                       and

                        CONSOLIDATED COMMUNICATIONS INC.
















                            Dated as of June 14, 1997

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I  THE MERGER......................................................... 1

  SECTION 1.01.  The Merger................................................... 1
  SECTION 1.02.  Effective Time............................................... 2
  SECTION 1.03.  Effect of the Merger......................................... 2
  SECTION 1.04.  Certificate of Incorporation; Bylaws......................... 2
  SECTION 1.05.  Directors and Officers....................................... 2

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF
                CERTIFICATES.................................................. 3

  SECTION 2.01.  Conversion of Securities..................................... 3
  SECTION 2.02.  Exchange of Certificates..................................... 9
  SECTION 2.03.  Share Transfer Books........................................ 12
  SECTION 2.04.  Dissenting Shareholders..................................... 12
  SECTION 2.05.  Closing..................................................... 13

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................... 13

  SECTION 3.01.  Organization and Standing................................... 13
  SECTION 3.02.  Subsidiaries................................................ 14
  SECTION 3.03.  Articles of Incorporation and Bylaws........................ 14
  SECTION 3.04.  Capitalization.............................................. 15
  SECTION 3.05.  Authority; Binding Obligation............................... 16
  SECTION 3.06.  No Conflict; Required Filings and Consents.................. 16
  SECTION 3.07.  Licenses; Compliance........................................ 17
  SECTION 3.08.  Financial Information....................................... 19
  SECTION 3.09.  Undisclosed Liabilities..................................... 19
  SECTION 3.10.  Absence of Certain Changes or Events........................ 20
  SECTION 3.11.  Litigation; Disputes........................................ 21
  SECTION 3.12.  Debt Instruments............................................ 22
  SECTION 3.13.  Leases...................................................... 22
  SECTION 3.14.  Other Agreements; No Default................................ 22
  SECTION 3.15.  Labor Relations............................................. 24
  SECTION 3.16.  Pension and Benefit Plans................................... 25
  SECTION 3.17.  Taxes and Tax Matters....................................... 30
  SECTION 3.18.  Customers................................................... 32
  SECTION 3.19.  Certain Business Practices.................................. 33
  SECTION 3.20.  Insurance................................................... 33
  SECTION 3.21.  Potential Conflicts of Interest............................. 34
  SECTION 3.22.  Receivables................................................. 35
  SECTION 3.23.  Real Property............................................... 35
  SECTION 3.24.  Books and Records........................................... 36


                                                                            Page
                                                                            ----
  SECTION 3.25.  Assets...................................................... 36
  SECTION 3.26.  No Infringement or Contest.................................. 36
  SECTION 3.27.  Opinion of Financial Advisor................................ 37
  SECTION 3.28.  Board Recommendation........................................ 37
  SECTION 3.29.  Vote Required............................................... 37
  SECTION 3.30.  Banks; Attorneys-in-fact.................................... 37
  SECTION 3.31.  Investment Agreements....................................... 38
  SECTION 3.32.  Brokers..................................................... 38
  SECTION 3.33.  Environmental Matters....................................... 38
  SECTION 3.34.  Disclosure.................................................. 39
  SECTION 3.35.  Company Shareholders........................................ 39
  SECTION 3.36.  Directors and Officers...................................... 39
  SECTION 3.37.  Copies of Documents......................................... 40
  SECTION 3.38.  Operation of the Company's Business......................... 40

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB...... 40

  SECTION 4.01.  Organization and Qualification; Subsidiaries................ 41
  SECTION 4.02.  Articles of Incorporation and Bylaws........................ 41
  SECTION 4.03.  Authority; Binding Obligation............................... 41
  SECTION 4.04.  No Conflict; Required Filings and Consents.................. 42
  SECTION 4.05.  No Prior Activities of Acquiror Sub......................... 43
  SECTION 4.06.  Brokers..................................................... 43
  SECTION 4.07.  SEC Documents............................................... 43
  SECTION 4.08.  Acquiror Common Stock....................................... 44
  SECTION 4.09.  Capitalization.............................................. 44
  SECTION 4.10.  Absence of Registration Rights.............................. 45
  SECTION 4.11.  Absence of Dividends........................................ 45

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS......................... 45

  SECTION 5.01.  Conduct of Business of the Company.......................... 45
  SECTION 5.02.  Other Actions............................................... 48
  SECTION 5.03.  Certain Tax Matters......................................... 48
  SECTION 5.04.  Access and Information...................................... 49
  SECTION 5.05.  No Solicitation............................................. 49

ARTICLE VI  ADDITIONAL AGREEMENTS............................................ 50

  SECTION 6.01.  Meeting of Shareholders..................................... 50
  SECTION 6.02.  Appropriate Action; Consents; Filings....................... 51
  SECTION 6.03.  Letters of Accountants...................................... 52
  SECTION 6.04.  Update Disclosure; Breaches................................. 52
  SECTION 6.05.  Investment Agreements....................................... 53
  SECTION 6.06.  Public Announcements........................................ 53
  SECTION 6.07.  Employee Matters............................................ 53


                                                                            Page
                                                                            ----
  SECTION 6.08.  Acquiror Information........................................ 54
  SECTION 6.09.  Obligations of Acquiror Sub................................. 54
  SECTION 6.10.  Unaudited Financial Information............................. 54
  SECTION 6.11.  Directors of Acquiror....................................... 54
  SECTION 6.12.  Environmental Matters....................................... 55
  SECTION 6.13.  Acquiror SEC Documents...................................... 55
  SECTION 6.14.  Directors' and Officers' Insurance;
                    Indemnification.......................................... 55
  SECTION 6.15.  Board of Directors of Illinois Consolidated
                    Telephone Company........................................ 56
  SECTION 6.16.  Officers.................................................... 57
  SECTION 6.17.  Post-Merger Operations...................................... 57
  SECTION 6.18.  Stockholders' Agreement..................................... 57

ARTICLE VII  CONDITIONS PRECEDENT............................................ 58

  SECTION 7.01.  Conditions to Obligations of Each Party Under
                    This Merger Agreement.................................... 58
  SECTION 7.02.  Additional Conditions to Obligations of Acquiror
                    and Acquiror Sub......................................... 59
  SECTION 7.03.  Additional Conditions to Obligations of the
                    Company.................................................. 61

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER.............................. 62

  SECTION 8.01.  Termination................................................. 62
  SECTION 8.02.  Effect of Termination....................................... 63
  SECTION 8.03.  Expenses.................................................... 64
  SECTION 8.04.  Amendment................................................... 64
  SECTION 8.05.  Extension; Waiver........................................... 65

ARTICLE IX  GENERAL PROVISIONS............................................... 65

  SECTION 9.01.  Nonsurvival of Representations and Warranties............... 65
  SECTION 9.02.  Notices..................................................... 65
  SECTION 9.03.  Headings.................................................... 66
  SECTION 9.04.  Severability................................................ 66
  SECTION 9.05.  Entire Agreement............................................ 67
  SECTION 9.06.  Assignment.................................................. 67
  SECTION 9.07.  Parties in Interest......................................... 67
  SECTION 9.08.  Mutual Drafting............................................. 67
  SECTION 9.09.  Specific Performance........................................ 67
  SECTION 9.10.  Governing Law............................................... 68
  SECTION 9.11.  Counterparts................................................ 68

ARTICLE X  DEFINITIONS....................................................... 68


EXHIBITS
--------
EXHIBIT A    FORM OF INVESTMENT AGREEMENT
EXHIBIT B    FORM OF EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT
EXHIBIT C    FORM OF STOCK OPTION AGREEMENT
EXHIBIT D    FORM OF OPINION OF SCHIFF HARDIN & WAITE
EXHIBIT E    FORM OF OPINION OF HOGAN & HARTSON L.L.P.

       McLeodUSA Incorporated agrees to furnish supplementally a copy of any of the Exhibits listed above to the Commission upon request.

                                                                  EXECUTION COPY

           AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 14, 1997 (this "Merger Agreement"), among McLeodUSA Incorporated, a Delaware corporation
 ----------------
("Acquiror"), Eastside Acquisition Co., a Delaware corporation ("Acquiror Sub")
  --------                                                       ------------
and a wholly owned subsidiary of Acquiror, and Consolidated Communications Inc., an Illinois corporation (the "Company").
                              -------

           WHEREAS, the Company, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the Business Corporation Act of 1983 of the State of Illinois ("Illinois Law") and the General Corporation Law
                                ------------
of the State of Delaware ("Delaware Law"), will merge with and into Acquiror Sub
                           ------------
(the "Merger");
      ------

           WHEREAS, the Board of Directors of the Company has approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement by the shareholders of the Company;

           WHEREAS, the Board of Directors of Acquiror has determined that the Merger is in the best interests of Acquiror and its stockholders and the Boards of Directors of Acquiror and Acquiror Sub have approved and adopted this Merger Agreement and the transactions contemplated hereby; and

           WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");
      ----
           NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER


           SECTION 1.01.  The Merger.

           Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Illinois Law and Delaware Law, at the Effective Time (as defined in Section 1.02) the Company shall be merged with and into Acquiror Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Acquiror Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").
                                ---------------------

           SECTION 1.02.  Effective Time.

           Subject to the provisions of Section 2.05, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, articles of merger or other appropriate Documents (as defined in Article X) (in any such case, the "Articles of Merger") with the
                                                  ------------------
Secretary of State of the State of Illinois and the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Illinois Law and Delaware Law (the date and time of such filing being the "Effective Time").
                       --------------

           SECTION 1.03.  Effect of the Merger.

           At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Illinois Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Acquiror Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.


           SECTION 1.04.  Certificate of Incorporation; Bylaws.

                (a) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the certificate of incorporation of Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law (as defined in Article X) and such certificate of incorporation; provided, however, that at the Effective Time, Article 1 of the
               --------  -------
certificate of incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Consolidated Communications Inc."

                (b) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the bylaws of Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.


           SECTION 1.05.  Directors and Officers.

           The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective

Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES


           SECTION 2.01.  Conversion of Securities.

           The total aggregate consideration to be paid by Acquiror in the Merger shall be 8,488,613 shares of Class A common stock, par value $.01 per share, of Acquiror ("Acquiror Common Stock") and $155 million in cash, subject
                     ---------------------
to Section 2.02(e). At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or holders of any of the following securities:

                     (a) Company Common Shares. Subject to the other provisions
                         ---------------------
           of this Section 2.01(a), each share of common shares, par value $5.00 per share, of the Company ("Company Common Shares") issued and
                                       ---------------------
           outstanding immediately prior to the Effective Time (other than any shares of Company Common Shares to be canceled pursuant to Section 2.01(e) or any shares of Company Capital Stock (as defined in Section 3.04) ("Dissenting Shares") held by any shareholder of the Company
                   -----------------
           who elects to exercise appraisal rights under Illinois Law) shall be converted, subject to Section 2.02(e), into (i) the right to receive an amount in cash, without interest (the "Per Share Common Share Cash
                                                     ---------------------------
           Amount"), determined by dividing (A) the sum (the "Pre-Election
           ------                                             ------------
           Aggregate Value") of $155 million and the product of (1) 7,597,566
           ---------------
           and (2) the closing price (the "Pre-Election Acquiror Common Stock
                                           ----------------------------------
           Price") of a share of Acquiror Common Stock on The Nasdaq Stock
           -----
           Market's National Market ("Nasdaq") on the last trading day
                                      ------
           immediately prior to the Election Deadline (as defined in Section 2.01(a)(vii)), by (B) the number of outstanding Company Common Shares, (ii) the right to receive a number of shares of Acquiror Common Stock (the "Common Share Exchange Ratio") determined by
                              ---------------------------
           dividing the Per Share Common Share Cash Amount by the Pre-Election Acquiror Common Stock Price, or (iii) the right to receive a combination of shares of Acquiror Common Stock and cash determined in accordance with Section 2.01(a)(iii), Section 2.01(a)(iv) or Section 2.01(a)(v); provided, however, that, in any event, if between the
                       --------  -------
           date of this Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Company Common Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or Acquiror shall have declared, paid or set aside a cash dividend or other distribution on the Acquiror Common Stock, the Common Share Exchange Ratio and the Per Share Common Share Cash Amount shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares, cash dividend or other distribution. Subject to the foregoing proviso and to Section 2.02(e), the total outstanding Company Common Shares shall be converted into an aggregate of 7,597,566 shares of Acquiror Common Stock and $155 million.

                               (i) The aggregate number of shares of Company
                     Common Shares to be converted into the right to receive cash in the Merger (the "Cash Election Number") shall be
                                              --------------------
                     equal to the product of (A) the total outstanding Company Common Shares and (B) a fraction (the "Cash Election
                                                            -------------
                     Fraction") the numerator of which is $155 million and the
                     --------
                     denominator of which is the Pre-Election Aggregate Value, and the aggregate number of shares of Company Common Shares to be converted into the right to receive Acquiror Common Stock in the Merger (the "Stock Election Number") shall be
                                               ---------------------
                     equal to a number determined by multiplying the total outstanding Company Common Shares by a fraction equal to one minus the Cash Election Fraction; provided, however,
                                                           --------  -------
                     that, in any event, if between the date of this Merger Agreement and the Effective Time the outstanding shares of Company Common Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or Acquiror shall have declared, paid or set aside a cash dividend or other distribution, the Cash Election Number and the Stock Election Number shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, cash dividend or other distribution.

                               (ii) Within the limits of Section 2.01(a)(i) and
                     subject to the other provisions of this Section 2.01(a), each record holder of shares of Company Common Shares immediately prior to the Effective Time will be entitled
                     (A) to elect to receive all cash for such shares (a "Cash
                                                                          ----
                     Election"), (B) to elect to receive all Acquiror Common
                     --------
                     Stock for such shares (a "Stock Election"), (C) to elect to
                                               --------------
                     receive a specific combination of cash and Acquiror Common Stock for such shares (a "Mixed Election"), or (D) to
                                               --------------
                     indicate that such record holder has no preference as to the receipt of cash or Acquiror Common Stock for such shares (a "Non-Election"). All such elections shall be made
                                ------------
                     on a form designed for that purpose by Acquiror (a "Form of
                                                                         -------
                     Election"). Holders of record of shares of Company Common
                     --------
                     Shares who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may
                                                         --------------
                     submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Shares held by each Representative for a particular beneficial owner.

                               (iii) If the aggregate number of shares of
                     Company Common Shares covered by Cash Elections and by the cash portion of Mixed Elections (the "Cash Election
                                                           -------------
                     Shares") exceeds the Cash Election Number, each share of
                     ------
                     Company Common Shares covered by Stock Elections and by the stock portion of Mixed Elections (the "Stock Election
                                                            --------------
                     Shares") and each share of Company Common Shares covered by
                     ------
                     Non-Elections (the "Non-Election Shares") shall be
                                         -------------------
                     converted into the right to receive Acquiror Common Stock at the Common Share Exchange Ratio pursuant to Section 2.01(a), and each Cash Election Share shall be converted into the right to receive Acquiror Common Stock and cash in the following manner: each Cash Election Share shall be converted into the right to receive (A) an amount in cash, without interest, equal to the product of (1) the Per Share Common Share Cash Amount and (2) a fraction (the "Cash
                                                                       ----
                     Overelection Fraction"), the numerator of which shall be
                     ---------------------
                     the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (B) a number of shares of Acquiror Common Stock, subject to
                     Section 2.02(e), equal to the product of (1) the Common Share Exchange Ratio and (2) a fraction equal to one minus the Cash Overelection Fraction.

                               (iv) If the aggregate number of Stock Election
                     Shares exceeds the Stock Election Number, each Cash Election Share and each Non-Election Share shall be converted into the right to receive the Per Share Common Share Cash Amount pursuant to Section 2.01(a), and:

                                    (A) if the aggregate number of Stock
                               Election Shares identified on the Form of
                               Election as being held by a Charitable Trust or Charitable Remainder Trust exempt from federal income tax under Section 501 or Section 604 of the Code ("Charitable Trust Stock Election
                                          -------------------------------
                               Shares") is less than the Stock Election Number,
                               ------
                               then each Charitable Trust Stock Election Share shall be converted into the right to receive Acquiror Common Stock at the Common Share Exchange Ratio pursuant to Section 2.01(a), and each Stock Election Share other than a Charitable Trust Stock Election Share shall be converted into the right to receive Acquiror Common Stock and cash in the following manner: each Stock Election Share other than a Charitable Trust Stock Election Share shall be converted into the right to receive (1) a number of shares of Acquiror Common Stock, subject to Section 2.02(e), equal to the product of (x) the Common Share Exchange Ratio and (y) a fraction (the "Stock
                                -----

                               Overelection Fraction"), the numerator of
                               ---------------------
                               which shall be the excess of the Stock Election Number over the number of Charitable Trust Stock Election Shares and the denominator of which shall be the total number of Stock Election Shares other than Charitable Trust Stock Election Shares, and (2) an amount in cash, without interest, equal to the product of (x) the Per Share Common Share Cash Amount and (y) a fraction equal to one minus the Stock Overelection Fraction; or

                                          (B) if the aggregate number of
                               Charitable Trust Stock Election Shares is greater than the Stock Election Number, then each Stock Election Share other than a Charitable Trust Stock Election Share shall be converted into the right to receive the Per Share Common Share Cash Amount pursuant to Section 2.01(a), and each Charitable Trust Stock Election Share shall be converted into the right to receive Acquiror Common Stock and cash in the following manner: each Charitable Trust Stock Election Share shall be converted into the right to receive (1) a number of shares of Acquiror Common Stock, subject to Section 2.02(e), equal to the product of (x) the Common Share Exchange Ratio and (y) a fraction (the "Charitable Trust Stock
                                              ----------------------
                               Overelection Fraction"), the numerator of which
                               ---------------------
                               shall be the Stock Election Number and the denominator of which shall be the total number of Charitable Trust Stock Election Shares, and (2) an amount in cash, without interest, equal to the product of (x) the Per Share Common Share Cash Amount and (y) a fraction equal to one minus the Charitable Trust Stock Overelection Fraction.

                               (v) In the event that neither Section
                     2.01(a)(iii) nor Section 2.01(a)(iv) above is applicable, each Cash Election Share shall be converted into the right to receive the Per Share Common Share Cash Amount and each Stock Election Share shall be converted into the right to receive Acquiror Common Stock at the Common Share Exchange Ratio pursuant to Section 2.01(a), and each Non-Election Share, if any, shall be converted into the right to receive Acquiror Common Stock and cash in the following manner: each Non-Election Share shall be converted into the right to receive (A) an amount in cash, without interest, equal to the product of (1) the Per Share Common Share Cash Amount and (2) a fraction (the "Non-Election Fraction"),
                                                     ---------------------
                     the numerator of which shall be the excess, if any, of the Cash Election Number over the total number of Cash Election Shares and the denominator of which shall be the excess of
                     (x) the number of shares of Company Common Shares outstanding immediately prior to the Effective Time over
                     (y) the sum of the total number of Cash

                     Election Shares and the total number of Stock Election Shares and (B) a number of shares of Acquiror Common Stock equal to the product of (1) the Common Share Exchange Ratio and (2) a fraction equal to one minus the Non-Election Fraction.

                               (vi) Elections shall be made by holders of
                     Company Common Shares by mailing to the Exchange Agent (as defined in Section 2.02(a)) a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent prior to the Election Deadline and accompanied by the certificates representing the shares of Company Common Shares as to which such Form of Election relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a commercial bank or trust company in the United States or a member of a registered national securities exchange or the NASD (as defined in Article X)).


                               (vii) Acquiror and the Company shall each use its
                     best efforts to mail the Form of Election to all holders of record of Company Common Shares on the record date of the Company Shareholders' Meeting (as defined in Section 6.01). A Form of Election must be received by the Exchange Agent by the close of business on the date three (3) business days prior to the Effective Time (the "Election Deadline")
                                                            -----------------
                     in order to be effective. All elections may be revoked only by written notice received by the Exchange Agent prior to the Election Deadline.

                               (viii) For the purposes hereof, a holder of
                     Company Common Shares who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If Acquiror or the Exchange Agent shall determine that any purported Cash Election, Mixed Election or Stock Election was not properly made, such purported Cash Election, Mixed Election or Stock Election shall be deemed to be of no force and effect and the shareholder making such purported Cash Election, Mixed Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

                               (ix) Acquiror will have the sole discretion,
                     which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Acquiror (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Acquiror nor the

                     Exchange Agent will be under any obligation to notify any Person (as defined in Article X) of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this
                     Section 2.01(a) and all such computations shall be conclusive and binding on the holders of Company Common Shares absent manifest error. Acquiror may make such rules for the implementation of the elections provided for herein as are consistent with this Section 2.01(a) and necessary or desirable fully to effect such elections.

                     (b) Company Series A Cumulative Preferred Shares. Each
                         --------------------------------------------
           share of Series A cumulative preferred shares, par value $100 per share, of the Company ("Company Series A Preferred Shares") issued
                                   ---------------------------------
           and outstanding immediately prior to the Effective Time (other than any shares of Company Series A Preferred Shares to be canceled pursuant to Section 2.01(e) or any Dissenting Shares), plus all accrued and unpaid dividends thereon, shall be converted, subject to
           Section 2.02(e), into the right to receive 4.2709 shares of Acquiror Common Stock (the "Series A Exchange Ratio"); provided, however,
                              -----------------------    --------  -------
           that, in any event, if between the date of this Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Company Series A Preferred Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or Acquiror shall have made a cash dividend or other distribution on the Acquiror Common Stock, the Series A Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares, cash dividend or other distribution.

                     (c) Company Series B Cumulative Preferred Shares. Each
                         --------------------------------------------
           share of Series B cumulative preferred shares, par value $100 per share, of the Company ("Company Series B Preferred Shares") issued
                                   ---------------------------------
           and outstanding immediately prior to the Effective Time (other than any shares of Company Series B Preferred Shares to be canceled pursuant to Section 2.01(e) or any Dissenting Shares), plus all accrued and unpaid dividends thereon, shall be converted, subject to
           Section 2.02(e), into the right to receive 4.4271 shares of Acquiror Common Stock (the "Series B Exchange Ratio"); provided, however,
                              -----------------------    --------  -------
           that, in any event, if between the date of this Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Company Series B Preferred Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or Acquiror shall have made a cash dividend or other distribution on the Acquiror Common Stock, the Series B Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares, cash dividend or other distribution.

                     (d) Cancellation and Retirement of Company Capital Stock.
                         ----------------------------------------------------
           All such shares of Company Capital Stock referred to in Sections 2.01(a), 2.01(b) and 2.01(c) (other than any shares of Company Capital Stock to be canceled pursuant to Section 2.01(e) or any Dissenting Shares) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the shares of Acquiror Common Stock and/or the amount of cash into which such Company Capital Stock was converted in the Merger. The holders of certificates previously representing such shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock except as otherwise provided herein or by Law. Certificates previously representing such shares of Company Capital Stock shall be exchanged for the whole shares of Acquiror Common Stock to be issued and/or the amount of cash to be paid in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.01(a) or Section 2.02, without interest. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof.

                     (e) Cancellation of Treasury Shares. Any shares of Company
                         -------------------------------
           Capital Stock held in the treasury of the Company and any shares of Company Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.


           SECTION 2.02.  Exchange of Certificates.

                     (a) Exchange Agent. As of the Effective Time, Acquiror
                         --------------
shall deposit, or shall cause to be deposited, with a bank or trust company designated by Acquiror (the "Exchange Agent"), for the benefit of the holders of
                             --------------
Company Capital Stock, for exchange through the Exchange Agent in accordance with this Article II, (i) certificates representing the whole shares of Acquiror Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Capital Stock, (ii) cash in an amount sufficient to permit payment of the cash payable pursuant to Section 2.01 in exchange for outstanding shares of Company Capital Stock and (iii) cash in an amount sufficient to permit payment of the cash payable in lieu of fractional shares pursuant to Section 2.02(e) (such certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, and such amounts of cash, being hereafter referred to as the "Exchange Fund"). The Exchange Agent shall,
                                    -------------
pursuant to irrevocable instructions, deliver the shares of Acquiror Common Stock to be issued and the amount of cash to be paid pursuant to Section 2.01 out of the Exchange Fund.


          (b)  Exchange Procedures. Acquiror shall, at the time specified in
               -------------------
Section 2.01(a)(vii), mail to each holder of record of a certificate or certificates which immediately prior to the date of such mailing represented outstanding shares of Company Capital Stock (the "Certificates") (i) a letter of
                                                  ------------
transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form), (ii) instructions for use in effecting the surrender of the Certificates in exchange for shares of Acquiror Common Stock and cash, and (iii) in the case of holders of Company Common Shares, a Form of Election. Upon surrender of Certificates therefor for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other Documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, as soon as practicable after the Effective Time
(i) a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of the shares of Company Capital Stock formerly represented by such Certificate (after taking into account all shares of Company Capital Stock then held by such holder under all such Certificates so surrendered), (ii) the amount of cash which such holder has the right to receive in respect of the shares of Company Capital Stock formerly represented by such Certificate (after taking into account all shares of Company Capital Stock then held by such holder under all such Certificates so surrendered), (iii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and (iv) the amount of cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e). The Certificates so surrendered shall be canceled forthwith following the Effective Time. In the event of a transfer of ownership of shares of Company Capital Stock which is not registered in the transfer records of the Company, the proper number of shares of Acquiror Common Stock may be issued and the proper amount of cash may be paid to a transferee if the Certificates representing such shares of Company Capital Stock, properly endorsed or otherwise in proper form for transfer, are presented to the Exchange Agent, accompanied by all Documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by Section 2.01(a) or this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Acquiror Common Stock issuable and the amount of cash payable pursuant to Section 2.01 in exchange therefor, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of any fractional shares of Acquiror Capital Stock to which such holder is entitled pursuant to Section 2.02(e). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

          (c)   Distributions with Respect to Unexchanged Shares of Acquiror
                ------------------------------------------------------------
Common Stock.  No dividends or other distributions declared or made after the
------------
Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Acquiror Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

          (d)   No Further Rights in Company Capital Stock.  All shares of
                ------------------------------------------
Acquiror Common Stock issued and all cash paid upon conversion of the shares of Company Capital Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c) or (e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock.

          (e)   No Fractional Shares.  No fractional shares of Acquiror Common
                --------------------
Stock shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror. Notwithstanding any other provision of this Merger Agreement, each holder of shares of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive, in lieu thereof, an amount in cash equal to $24.00, multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled. Such payment in lieu of fractional shares shall be administered by the Exchange Agent pursuant to the procedures set forth in Section 2.02(b).

          (f)   Termination of Exchange Fund.  Any portion of the Exchange Fund
                ----------------------------
which remains undistributed to the holders of Company Capital Stock for one (1) year after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Company Capital Stock who have not theretofore complied with this
Article II shall thereafter look only to Acquiror for the shares of Acquiror Common Stock and cash to which they are entitled pursuant to Section 2.01, any dividends or other distributions with respect to Acquiror Common Stock to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.02(e).

          (g)   No Liability.  None of Acquiror, Acquiror Sub, the Company or
                ------------
the Exchange Agent shall be liable to any Person for any shares of Acquiror Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (h)   Lost, Stolen or Destroyed Certificates.  In the event any
                --------------------------------------
certificate evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash, including cash for fractional shares, if any, as may be required pursuant to this Article II; provided, however, that Acquiror may, in its reasonable discretion and as a
    --------  -------
condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation, or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.


           SECTION 2.03.  Share Transfer Books.

           At the Effective Time, the share transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into shares of Acquiror Common Stock and/or cash, including any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which the holders thereof are entitled pursuant to
Section 2.02(e).


           SECTION 2.04.  Dissenting Shareholders.

           Subject to the terms and conditions hereof, at and after the Effective Time, any holder of shares of Company Capital Stock who complies with
Section 11.70 of Illinois Law (a "Dissenting Shareholder") shall be entitled to
                                  ---------- -----------
obtain payment from the Surviving Corporation of the fair value of such Dissenting Shareholder's shares of Company Capital Stock as determined pursuant to Section 11.70 of Illinois Law; provided, however, that no such payment shall
                                  --------  -------
be made unless and until such Dissenting Shareholder has surrendered to the Exchange Agent the Certificate representing the shares of Company Capital Stock for which payment is being made. The Company shall give Acquiror prompt notice of any demands for appraisal or withdrawals of demands for appraisal received by the Company and any other Documents obtained by the Company pursuant to the provisions of
Section 11.70 of Illinois Law, and, except with the prior written consent of Acquiror, which shall not be unreasonably withheld, shall not settle or offer to settle any such demands.


           SECTION 2.05.  Closing.

           Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "Closing") will take place on the second business day
                            -------
immediately following the date on which the last of the conditions set forth in
Article VII hereof is satisfied or, if permissible, waived (the "Closing Date"),
                                                                 ------------
at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 13th Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto; provided, however, that the Closing may be
                               --------  -------
delayed not more than ten (10) business days by the Company or by Acquiror by written notice to the other party.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           Except as specifically set forth in the Disclosure Schedule delivered by the Company to Acquiror prior to (except as otherwise permitted in this
Article III) the execution and delivery of this Merger Agreement (the "Company
                                                                       -------
Disclosure Schedule") (with a disclosure with respect to a Section of this
---------- --------
Merger Agreement to require a specific reference in the Company Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer), the Company hereby represents and warrants (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Company Disclosure Schedule) to, and covenants and agrees with, Acquiror and Acquiror Sub as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Company Disclosure Schedule:


           SECTION 3.01.  Organization and Standing.

           The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Illinois, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets (as defined in Article X), to carry on its business as currently conducted, to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed in Section 3.01 of the Company Disclosure Schedule. The Company is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by the Company nor the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary, except where the absence of such qualification as a foreign corporation would not have a Company Material Adverse Effect (as defined in Article X).


           SECTION 3.02.  Subsidiaries.

           The Company has no Subsidiaries (as defined in Article X) and no equity investment or other interest in, or advances or loans to, any corporation, association, partnership, joint venture or other entity, except as set forth in Section 3.02 of the Company Disclosure Schedule. The Company Disclosure Schedule sets forth (a) the authorized capital stock or other equity interests of each direct and indirect Subsidiary of the Company and the percentage of the outstanding capital stock or other equity interests of each Subsidiary directly or indirectly owned by the Company, and (b) the nature and amount as of a recent date of any such equity investment, other interest or advance. All of such shares of capital stock or other equity interests of Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock or other equity interests of the direct or indirect Subsidiaries free and clear of all Encumbrances (as defined in Article X). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation (as listed in Section 3.02 of the Company Disclosure Schedule), and has the full and unrestricted corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is qualified to conduct business and is in good standing in the states, countries and territories listed in Section 3.02 of the Company Disclosure Schedule. The Subsidiaries are not qualified to conduct business in any other jurisdictions, and neither the nature of their businesses nor the character of the Assets owned, leased or otherwise held by them makes any such qualification necessary, except where the absence of licensing or qualification as a foreign corporation would not have a Company Material Adverse Effect.


           SECTION 3.03.  Articles of Incorporation and Bylaws.

           The Company has furnished to Acquiror a true and complete copy of the certificate or articles of incorporation of the Company and of each Subsidiary, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity (as defined in Article X)) of the respective jurisdictions of incorporation, and a true and complete copy of the bylaws of the Company and of each Subsidiary, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitutes an integral part of, the Company Disclosure Schedule.


           SECTION 3.04.  Capitalization.

           The authorized capital stock of the Company consists of (a) 5,000,000 Company Common Shares, of which: (i) 1,559,149 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; and (ii) no shares are held in the treasury of the Company; (b) 40,000 Company Series A Preferred Shares, of which: (i) 11,880 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; and (ii) no shares are held in the treasury of the Company; and (c) 189,811 Company Series B Preferred Shares, of which: (i) 189,811 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; and (ii) no shares are held in the treasury of the Company. The Company Common Shares, Company Series A Preferred Shares and Company Series B Preferred Shares are referred to collectively in this Merger Agreement as the "Company Capital Stock." No shares of Company Capital Stock
                  ---------------------
have been reserved for any purpose. There are no outstanding securities convertible into or exchangeable for Company Capital Stock, any other securities of the Company, or any capital stock or other securities of any of the Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such capital stock or other securities of the Company or, except as set forth in Section 3.04 of the Company Disclosure Schedule, any of the Subsidiaries. Except as set forth in
Section 3.04 of the Company Disclosure Schedule, there are no outstanding Agreements (as defined in Article X) affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of Company Capital Stock, any other securities of the Company, or any capital stock or other securities of any Subsidiary, except as contemplated hereunder. Since December 31, 1996, no shares of Company Capital Stock have been issued by the Company. Each of the outstanding shares of Company Capital Stock and of capital stock of, or other equity interests in, the Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and such shares or other equity interests owned by the Company or any Subsidiary are owned free and clear of all Encumbrances. The names and addresses of, and number of shares or other securities held by, all holders of Company Capital Stock (the "Company Shareholders") and all holders of capital
                            --------------------
stock or other securities of the Subsidiaries are set forth in Section 3.04 of the Company Disclosure Schedule. All of the outstanding shares of Company Capital Stock are owned by the Company Shareholders, free and clear, to the knowledge of the Company and the Subsidiaries, of all Encumbrances. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any Subsidiary or any other Person. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no Agreements pursuant to which any Person is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of the Company or any Subsidiary.


           SECTION 3.05.  Authority; Binding Obligation.

           The execution and delivery by the Company of this Merger Agreement, the execution and delivery by the Company and the Subsidiaries of all other Documents contemplated hereby, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or the Subsidiaries are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval and adoption of this Merger Agreement by the holders of two-thirds of the outstanding Company Common Shares, the holders of two-thirds of the outstanding Company Series A Preferred Shares and the holders of two-thirds of the outstanding Company Series B Preferred Shares in accordance with Illinois Law and the Company's articles of incorporation and bylaws. This Merger Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).


           SECTION 3.06.  No Conflict; Required Filings and Consents.

               (a) The execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the articles of incorporation or bylaws of the Company or the certificate or articles of incorporation or bylaws of any Subsidiary; (ii) subject to (A) obtaining the requisite approval and adoption of this Merger Agreement by the holders of two-thirds of the outstanding Company Common Shares, the holders of two-thirds of the outstanding Company Series A Preferred Shares and the holders of two-thirds of the outstanding Company Series B Preferred Shares in accordance with Illinois Law and the Company's articles of incorporation and bylaws and (B) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable

Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act (as defined in Article X), Blue Sky Laws (as defined in Article
X), the HSR Act (as defined in Article X), the Communications Act (as defined in
Article X), the Federal Aviation Act (as defined in Article X), applicable state utilities Laws, applicable municipal franchise Laws and the filing and recordation of the Articles of Merger as required by Illinois Law and Delaware Law, conflict with or violate any Law applicable to the Company or any Subsidiary, or any of their respective Assets; (iii) conflict with, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, the Company or any Subsidiary or any of the Assets now owned or hereafter acquired by the Company or any Subsidiary; except for any such conflict or violation described in clause
(ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have a Company Material Adverse Effect.

               (b) Except as set forth in Section 3.06(b) of the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen
(15) days after the date of this Merger Agreement, the execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) the approval and adoption of this Merger Agreement by the holders of two-thirds of the outstanding Company Common Shares, the holders of two-thirds of the outstanding Company Series A Preferred Shares and the holders of two-thirds of the outstanding Company Series B Preferred Shares in accordance with Illinois Law and the Company's articles of incorporation and bylaws, (B) pursuant to the applicable requirements, if any, of the Securities Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utilities Laws and applicable municipal franchise Laws, and (C) the filing and recordation of the Articles of Merger as required by Illinois Law and Delaware Law; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Company, the Surviving Corporation or any Subsidiary.


           SECTION 3.07.  Licenses; Compliance.

               (a) Each of the Company and each Subsidiary is in possession of all Licenses necessary for the Company or any Subsidiary to own, lease and operate its

Assets or to carry on its business as it is now being conducted (the "Company
                                                                      -------
Licenses"), except where the failure to possess any such Company License would
--------
not have a Company Material Adverse Effect. All Company Licenses that are FCC, FAA or state utilities Licenses or municipal franchises are listed and described in Section 3.07(a)(1) of the Company Disclosure Schedule, and all other material Company Licenses will be listed and described in Section 3.07(a)(2) of the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement. All Company Licenses are valid and in full force and effect through the respective dates indicated in the Company Disclosure Schedule, except for any such invalidity or failure to be in full force and effect that would not, alone or in the aggregate, have a Company Material Adverse Effect, and no suspension, cancellation, complaint, proceeding, order or investigation of or with respect to any Company License is pending or, to the knowledge of the Company or any Subsidiary, threatened. Neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not have a Company Material Adverse Effect. Except as set forth in Section 3.07(a)(3) of the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, since December 31, 1995, neither the Company nor any Subsidiary has received written or, to the knowledge of the Company or any Subsidiary, oral notice from any Governmental Entity of any such violation or default.

            (b) Neither the Company nor any Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation or bylaws or (ii) any Agreement or restriction to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause (ii) that would not have a Company Material Adverse Effect. The Company and the Subsidiaries have complied and are in full compliance with all Laws, except where the failure so to comply would not have a Company Material Adverse Effect.

            (c) All returns, reports, statements and other Documents required to be filed by the Company or any Subsidiary with any Governmental Entity have been filed and complied with and are true, correct and complete in all material respects. All records of every type and nature relating to the Company Licenses or the business, operations or Assets of the Company or any Subsidiary have been maintained in all material respects in accordance with good business practices and the rules of any Governmental Entity and are maintained at the Company or the appropriate Subsidiary.

           SECTION 3.08.  Financial Information.

               (a) The Company has prepared audited consolidated balance sheets of the Company and the Subsidiaries as of the end of the fiscal year ending in each of 1996, 1995 and 1994 (the "Audited Balance Sheets") and the related
                                  ----------------------
audited consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries for each of such fiscal years (the Audited Balance Sheets and such audited consolidated statements of income, shareholders' equity and cash flows are hereinafter referred to collectively as the "Audited
                                                                       -------
Statements"), in each case, audited by Arthur Andersen LLP in accordance with
----------
generally accepted auditing standards and accompanied by the related report of Arthur Andersen LLP. A true and complete copy of each of the Audited Statements has been delivered to Acquiror and is attached as an exhibit to, and constitute an integral part of, the Company Disclosure Schedule. The Company has also prepared unaudited consolidated balance sheets of the Company and the Subsidiaries as of the last day of each month ending after January 1, 1994 (including the unaudited consolidated balance sheets to be furnished to Acquiror pursuant to Section 6.10, the "Unaudited Balance Sheets") and the unaudited
                               ------------------------
consolidated statements of income and cash flows of the Company and the Subsidiaries for the one-month periods then ended (the Unaudited Balance Sheets and such statements of income and cash flows, including the unaudited consolidated statements of income and cash flows to be furnished to Acquiror pursuant to Section 6.10, are hereinafter referred to collectively as the "Unaudited Statements" and, together with the Audited Statements, as the
 --------------------
"Financial Statements").
 --------------------

               (b) The Financial Statements, including, without limitation, the notes thereto, (i) are complete and correct in all material respects, (ii) have been prepared in accordance with the books and records of the Company and the Subsidiaries, and (iii) present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to, in the case of the Unaudited Statements, normal and recurring year-end adjustments which were not or are not expected to be material in amount. All changes in accounting methods (for financial accounting purposes) made, agreed to, requested or required with respect to the Company or any of the Subsidiaries since January 1, 1994 are reflected in the Financial Statements.


           SECTION 3.09.  Undisclosed Liabilities.

           There are no material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of the Company or any Subsidiary, including but not limited to liabilities for Taxes (as defined in Article X), that are not reflected on, or reserved against in, the Financial Statements. Except as described in Section 3.09 of the Company Disclosure

Schedule, since December 31, 1996, neither the Company nor any Subsidiary has incurred any material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) other than in the Ordinary Course of Business (as defined in Article X).


           SECTION 3.10.  Absence of Certain Changes or Events.

           Other than as set forth in Section 3.10 to the Company Disclosure Schedule, since December 31, 1996, there has been no material adverse change, and no change except in the Ordinary Course of Business, in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary. Except as set forth in Section 3.10 to the Company Disclosure Schedule, since December 31, 1996, the Company and the Subsidiaries have conducted their respective businesses substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and neither the Company nor any Subsidiary has (a) incurred any material damage, destruction or loss not covered by insurance with respect to any Assets of the Company or of any such Subsidiary; (b) issued any capital stock or other equity securities or granted any options, warrants or other rights calling for the issuance thereof; (c) issued any bonds or other long-term debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (d) incurred, or become subject to, any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the Ordinary Course of Business; (e) discharged or satisfied any Encumbrance or paid any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Unaudited Balance Sheets and current liabilities incurred since December 31, 1996 in the Ordinary Course of Business; (f) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (g) mortgaged, pledged or subjected to any Encumbrance any of its Assets; (h) sold, exchanged, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business; (i) written down the value of any Assets or written off as uncollectible any debt, notes or accounts receivable, except where previously reserved against in the Financial Statements and not material in amount, and except for write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material; (j) entered into any transactions other than in the Ordinary Course of Business; (k) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents or independent contractors over the rate being paid to them on December 31, 1996, except for any increase in the rate of compensation payable, or to become payable, by it in the Ordinary Course of Business to employees who are not directors or officers; (l) made or permitted any amendment or termination of any material Agreement to which it is a party; (m) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (n) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee, except for any accrual or arrangement for or payment of bonuses or special compensation in the Ordinary Course of Business to employees who are not directors or officers; (o) directly or indirectly paid any severance or termination pay in excess of two months' salary to any officer or employee with an annual salary in excess of $100,000; (p) made capital expenditures, or entered into commitments therefor, not provided for in the Company's capital budget for 1997 (a copy of which has been furnished by the Company to Acquiror) or, if applicable, the Company's capital budget for 1998 (which capital budget shall have been approved by Acquiror as provided in Section 5.01(i)), except for capital expenditures permitted by Section 5.01; (q) made any change in any method of accounting or accounting practice; (r) entered into any transaction of the type described in
Section 3.19; (s) made any charitable contributions or pledges exceeding $50,000 individually or $300,000 in the aggregate; or (t) made any Agreement to do any of the foregoing. At the Closing, the Company shall deliver to Acquiror an updated Section 3.10 to the Company Disclosure Schedule in accordance with the provisions of Section 6.04.


           SECTION 3.11.  Litigation; Disputes

               (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened against, affecting or involving the Company or any Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign. Neither the Company nor any Subsidiary is (i) operating under or subject to any order (except for orders that Persons similarly situated, engaged in similar businesses and owning similar Assets are operating under or subject to), award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity, or (ii) in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity.

               (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen
(15) days after the date of this Merger Agreement, neither the Company nor any Subsidiary is currently involved in, or to the knowledge of the Company or any Subsidiary, reasonably anticipates any dispute with, any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing Persons) affecting the business or Assets of the Company or any Subsidiary, except for any such dispute that, if resolved adversely to the Company or any Subsidiary, would not have a Company Material Adverse Effect.


           SECTION 3.12.  Debt Instruments.

           Section 3.12 of the Company Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company or any Subsidiary is a party or which have been assumed by the Company or any Subsidiary or to which any Assets of the Company or any Subsidiary are subject. The Company and the Subsidiaries have performed all the material obligations required to be performed by any of them to date and are not in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.


           SECTION 3.13.  Leases.

           Section 3.13 of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, will list all leases and other Agreements under which the Company or any Subsidiary is lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by the Company or by any Subsidiary is held, operated or managed by a third party. The Company and the Subsidiaries are the owners and holders of all the leasehold estates purported to be granted to them by the Documents listed in Section 3.13 of the Company Disclosure Schedule. Each such lease and other Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. The Company and the Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. No party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. All of the Assets subject to such leases and other Agreements are in a condition adequate for the uses to which they are currently being used.


           SECTION 3.14.  Other Agreements; No Default.

               (a) Section 3.14(a) of the Company Disclosure Schedule lists (or, in the case of the Agreements specified in Section 3.14(a)(i), (ii), (iv), (vii), (ix), (xi), (xii) and (xiii), will list within fifteen (15) days after the date of this Merger Agreement) each Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, and which is:

                    (i) an Agreement for the employment of any director, officer, employee, consultant or independent contractor, or providing for severance payments to any such director, officer, employee, consultant or independent contractor;

                    (ii) a license Agreement or distributor, dealer, sales representative, sales agency, advertising, property management or brokerage Agreement involving an annual payment in excess of $50,000;

                    (iii) an Agreement with any labor organization or other collective bargaining unit;

                    (iv) an Agreement for the future purchase or lease of materials, supplies, services, merchandise, equipment or other Assets involving payments of more than $250,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party);

                    (v) a profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement;

                    (vi) an Agreement for the sale of any of its material Assets or the grant of any preferential rights to purchase any of its material Assets or rights, other than in the Ordinary Course of Business;

                    (vii) an Agreement that contains any provisions requiring the Company or any Subsidiary to indemnify any other party;

                    (viii) a joint venture Agreement or other Agreement involving the sharing of revenues or profits;

                    (ix) an Agreement with an Affiliate of the Company or any Subsidiary;

                    (x) an Agreement (including, without limitation, an Agreement not to compete and an exclusivity Agreement) that reasonably could be interpreted to impose any restriction on the business or operations of the Company or any Subsidiary, or any of their respective Affiliates, prior to the Effective Time, or on the business or operations of Acquiror or any of its Affiliates after the Effective Time;

                               (xi)   an Agreement with any Governmental Entity;

                              (xii) an Agreement with any customer of the Company or any Subsidiary that was billed an aggregate of $1 million during the year ended December 31, 1996 or $500,000 during the period from January 1, 1997 through the date of this Merger Agreement;

                             (xiii) any other Agreement (A) that is material to the Company and the Subsidiaries, taken as a whole, or to the conduct of their businesses or operations, or (B) the absence of which would have a Company Material Adverse Effect,

(the foregoing Agreements referred to herein as the "Company Contracts"). The
                                                     -----------------
Company has furnished (or, where specifically permitted pursuant to the terms of this Merger Agreement, within fifteen (15) days after the date of this Merger Agreement, will furnish) Acquiror with true and complete copies of each written Company Contract (including any amendments thereto) and a complete written summary of each oral Company Contract.


                     (b) Each Company Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. All necessary approvals of any Governmental Entity with respect thereto have been obtained (except where the failure so to obtain any such approval would not have a Company Material Adverse Effect), all necessary filings or registrations therefor have been made, and there are no outstanding disputes thereunder and, to the knowledge of the Company or any Subsidiary, no threatened cancellation or termination thereof. The Company and the Subsidiaries have performed all material obligations thereunder required to be performed by any of them to date. No party is in default in any material respect under any of the Company Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. Except as specifically described in Section 3.14(a) of the Company Disclosure Schedule, there has been no written or oral modification or amendment to any Company Contract and there are no reasonably expected changes to any Company Contract. At the Closing, the Company shall deliver to Acquiror an updated Section 3.14(a) to the Company Disclosure Schedule in accordance with the provisions of Section 6.04.


           SECTION 3.15.  Labor Relations.

           Section 3.15(a) of the Company Disclosure Schedule lists all collective bargaining or other labor union Agreements to which the Company or any Subsidiary is a party. There are no strikes, work stoppages, union organization efforts or other controversies (other than grievance proceedings) pending, threatened or reasonably anticipated between the Company or any Subsidiary and

(a) any current or former employees of the Company or of any Subsidiary or (b) any union or other collective bargaining unit representing such employees. The Company and the Subsidiaries have complied and are in compliance with all Laws relating to employment or the workplace, including, without limitation, Laws relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know, except where the failure so to comply would not have a Company Material Adverse Effect. Except as set forth in Section 3.15(b) of the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, neither the Company nor any Subsidiary has been notified by any Governmental Agency or counsel to any claimant of any unresolved violation or alleged violation of any Law relating to equal employment opportunity, civil or human rights, or employment discrimination generally. Except as set forth in Section 3.15(c) to the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, there are no employment Agreements between the Company or any Subsidiary and any of their respective employees, or professional service Agreements not terminable at will relating to the businesses and Assets of the Company or of any Subsidiary. Except as set forth in Section 3.15(d) to the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, the consummation of the transactions contemplated hereby will not cause Acquiror, the Surviving Corporation, the Company or any Subsidiary to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person.


           SECTION 3.16.  Pension and Benefit Plans.

                     (a) Except as set forth in Section 3.16(a) to the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, neither the Company nor any Subsidiary (i) maintains or has during the past six (6) years maintained any Plan or Other Arrangement, (ii) is or has during the past six (6) years been a party to any Plan or Other Arrangement or (iii) has obligations under any Plan (as defined in Article X) or Other Arrangement (as defined in Article X).

                     (b) The Company will furnish to Acquiror within fifteen (15) days after the date of this Merger Agreement true and complete copies of each of the following Documents: (i) the Documents setting forth the current terms of each Plan; (ii) all current related trust Agreements or annuity Agreements (and any other current funding Document) for each Plan; (iii) for the three most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan (as defined in Article X); (v) all DOL (as defined in Article X) opinions on any Plan; (vi) all correspondence with the PBGC (as defined in Article X) on any Plan exchanged during the past three (3) years; (vii) all IRS (as defined in Article X) rulings, opinions or technical advice relating to any Plan and the current IRS determination letter issued with respect to each Qualified Plan; and (viii) all current Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company will furnish to Acquiror within fifteen (15) days after the date of this Merger Agreement true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications, all correspondence or other submissions with any Governmental Entity exchanged during the past three (3) years, and all current Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

                     (c)       No Plan is a Multiemployer Plan (as defined in
Article X).

                     (d)       No Plan is an ESOP (as defined in Article X).

                     (e) The funding method used under each Minimum-Funding Plan (as defined in Article X) does not violate the funding requirements in Title I, Subtitle B, Part 3, of ERISA (as defined in Article X). For each Defined Benefit Plan (as defined in Article X), the Company has furnished to Acquiror a true and complete copy of the actuarial valuation reports issued by the actuaries of that Defined Benefit Plan for the three (3) most recent plan years, setting forth: (i) the actuarial present value (based upon the same actuarial assumptions as were used for that period for funding purposes) of all vested and nonvested accrued benefits under that Defined Benefit Plan; (ii) the actuarial present value (based upon the same actuarial assumptions, other than turnover assumptions, as were used for that period for funding purposes) of vested benefits under that Defined Benefit Plan; (iii) the net fair market value of that Defined Benefit Plan's Assets; and (iv) a detailed description of the funding method used under that Defined Benefit Plan.

                     (f)       No "accumulated funding deficiency" as defined in
Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Minimum-Funding Plan. No security is required under Section 401(a)(29) of the Code as to any Minimum-Funding Plan. Section 3.16(f) of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, will set forth all unpaid obligations and liabilities of the Company and the Subsidiaries to provide contributions currently due with respect to any Minimum-Funding Plan.

                     (g) Section 3.16(g) of the Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger

Agreement, will set forth the contributions that (i) the Company or any Subsidiary has promised or is otherwise obligated to make under each Individual Account Plan that is a Statutory-Waiver Plan (as defined in Article X) and (ii) are due and unpaid as of the date of this Merger Agreement.

                     (h) The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and have taken no action during the past three (3) years (other than actions required by Law) relating to any Plan or Other Arrangement that will increase Acquiror's, the Surviving Corporation's, the Company's or any Subsidiary's obligation under any Plan or Other Arrangement.

                     (i) Section 3.16(i) of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, will set forth a list of all Qualified Plans (as defined in Article X). All Qualified Plans and any related trust Agreements or annuity Agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws, except where the failure so to comply would not have a Company Material Adverse Effect. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company and the Subsidiaries have received determination letters issued by the IRS with respect to each Qualified Plan, and the Company will furnish to Acquiror within fifteen (15) days after the date of this Merger Agreement true and complete copies of the most recent determination letter for each Qualified Plan. All statements made by or on behalf of the Company or any Subsidiary to the IRS in connection with applications for such determination letters with respect to each Qualified Plan were true and complete when made and continue to be true and complete. To the knowledge of the Company and the Subsidiaries, nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

                     (j) To their knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act (as defined in Article
X), and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. Neither the Company nor any Subsidiary has any liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. Neither the Company nor any Subsidiary has any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, arbiter or Governmental Entity arising under any Law governing any Plan, and to the knowledge of the Company and the Subsidiaries there exist no facts that could give rise to such a claim.

                     (k) To their knowledge, none of the Company or any Subsidiary or any of the Plans has engaged in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA or any "prohibited transactions" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code. Neither the Company nor any Subsidiary has requested a prohibited transaction exemption with respect to any Plan.

                     (l) The Company and the Subsidiaries have paid all premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC for each Defined Benefit Plan. The Company has reflected (or shall reflect) in each of the Financial Statements the current value of such premium obligation that is accrued and unsatisfied as of the date of each such Financial Statement. Section 3.16(l) of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, will set forth the amount of all such unpaid premium obligations (including, without limitation, proportionate partial accruals for the current year). Other than being required to make and making premium payments when due, no liability to the PBGC has been incurred by the Company or by any Common Control Entity (as defined in Article X) on account of Title IV of ERISA. During the past three years, no filing has been made by, or required of, the Company or any Common Control Entity with the PBGC, the PBGC has not started any proceeding to terminate any Defined Benefit Plan that was or is maintained or wholly or partially funded by the Company or any Common Control Entity, and to the knowledge of the Company and the Subsidiaries no facts exist that would permit the PBGC to begin such a proceeding. Neither the Company nor any Common Control Entity has, or will have as a result of the transactions contemplated hereby, (i) withdrawn as a substantial employer so as to become subject to
Section 4063 of ERISA; or (ii) ceased making contributions to any Pension Plan that is subject to Section 4064(a) of ERISA to which the Company or any Common Control Entity made contributions during the past five years.

                     (m) Section 3.16(m) of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, will identify any terminated Plan that covered any current or former employees of the Company or any Subsidiary, and any other Plan that has been terminated, during the past three (3) years. The Company has furnished to Acquiror true and complete copies of all filings with any Governmental Entity, employee communications, board minutes and all other Documents relating to each such Plan termination.

                     (n) Except as set forth in Section 3.16(n) of the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, no Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

                     (o) No Plan has, within the past three (3) years, experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

                     (p) No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

                     (q) The Company and the Subsidiaries have timely filed and the Company has furnished to Acquiror true and complete copies of each Form 5330 (Return of Excise Taxes Related to Employee Benefit Plans) that the Company or any Subsidiary filed on any Plan during the past three (3) years. To their knowledge, the Company and the Subsidiaries have no liability for Taxes required to be reported on Form 5330.

                     (r) Section 3.16(r) of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, will list all funded Welfare Plans (as defined in Article X) that provide benefits to current or former employees of the Company or any Subsidiary, or to their beneficiaries. The funding under each Welfare Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. To their knowledge, the Company and the Subsidiaries are not subject to taxation on the income of any Welfare Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code.

                     (s) Section 3.16(s) of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, will (i) identify all post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the Company or any Subsidiary, (ii) identify the method of funding (including, without limitation, any individual accounting) for all such benefits, (iii) disclose the funded status of the Plans providing or promising such benefits and (iv) set forth the method of accounting for such benefits to any key employees (as defined in Section 416(i) of the Code) of the Company or any Subsidiary.

                     (t) All Welfare Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply in all material respects with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, and all proposed or final regulations under Section 162 of the Code explaining those requirements.

               (u) The Company and the Subsidiaries have (i) filed or caused to be filed all returns and reports on the Plans that they are required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are due and payable by or for the Company or any Subsidiary with respect to any Plan have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or any Subsidiary or from any other Person that are or could become an Encumbrance on any Asset of the Company or any Subsidiary or could otherwise have a Company Material Adverse Effect. The Company and the Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations with respect to each Plan, and all of those amounts have been paid to the appropriate Governmental Entity or set aside in appropriate accounts for future payment when due.


           SECTION 3.17.  Taxes and Tax Matters.

               (a) The Company and the Subsidiaries have (or, in the case of Company Tax Returns (as defined in Article X) becoming due after the date hereof and before the Effective Time, will have prior to the Effective Time) duly filed all Company Tax Returns required to be filed by the Company and the Subsidiaries since January 1, 1989 at or before the Effective Time with respect to all applicable material Taxes. No material penalties or other charges are or will become due with respect to any such Company Tax Returns as the result of the late filing thereof. All such Company Tax Returns are (or, in the case of returns becoming due after the date hereof and before the Effective Time, will
be) true and complete in all material respects. The Company and the
Subsidiaries: (i) have paid all Taxes due or claimed to be due by any Taxing authority in connection with any such Company Tax Returns (without regard to whether or not such Taxes are shown as due on such Company Tax Returns); or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Effective Time will have paid or established) in the Financial Statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes in the Financial Statements are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the applicable period, and for which the Company or any Subsidiary may be liable in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee of the Assets of, or successor to, any Person.

               (b) Neither the Company nor any Subsidiary, either in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee, has or at the Effective Time will have any liability for Taxes payable for or with respect to any periods prior to and including the Effective Time in excess of the amounts actually paid prior to the Effective Time or reserved for in the Financial Statements, except for any Taxes due in connection with the Merger.

               (c) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, all federal, Illinois, Indiana and Missouri Company Tax Returns have been examined by the relevant Taxing authorities, or closed without audit by applicable Law, and all deficiencies proposed as a result of such examinations have been paid or settled, for all taxable years prior to and including the taxable year ended December 31, 1992. Except as set forth in
Section 3.17(c) of the Company Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or any Subsidiary, threatened in respect of any Taxes for which the Company or any Subsidiary is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company or any Subsidiary, threatened. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company or any Subsidiary. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company or any Subsidiary, and no power of attorney granted by the Company or any Subsidiary with respect to any Tax matters is currently in force.

               (d) The Company has furnished to Acquiror true and complete copies of all Company Tax Returns and all written communications with any Governmental Entity relating to any such Company Tax Returns or to any deficiency or claim proposed or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to Tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

               (e) Section 3.17(e) of the Company Disclosure Schedule sets forth (i) all federal Tax elections that currently are in effect with respect to the Company or any Subsidiary, and (ii) all elections for purposes of foreign, state or local Taxes and all consents or Agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to affect or be binding upon the Surviving Corporation or any Subsidiary or their respective Assets or operations after the Effective Time. Section 3.17(e) of the Company Disclosure Schedule sets forth all changes in accounting methods for Tax purposes made, agreed to, requested or required with respect to the Company or any of the Subsidiaries since January 1, 1994.

               (f) Except as set forth in Section 3.17(f) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) is or has, since January 1, 1989, been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income Tax purposes; (ii) since January 1, 1989, has executed or filed with the IRS any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is subject to
Section 999 of the Code; (iv) is a passive foreign investment company as defined in Section 1296(a) of the Code; or (v) is a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes (other than an Agreement the only parties to which are the Company and the Subsidiaries).

               (g) The Company and the Subsidiaries have no knowledge of, and believe that there does not exist, any plan or intention on the part of the Company Shareholders (a "Shareholder Plan") to engage in a sale, exchange,
                         ----------------
transfer, distribution (including, without limitation, a distribution by a partnership to its partners or by a corporation to its shareholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of a number of shares
                                                  ----
of Acquiror Common Stock to be issued to such Company Shareholders in the Merger, which would reduce the Company Shareholders' ownership of Acquiror Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than forty-five percent (45%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of the Company Capital Stock. For purposes of this paragraph, (i) shares of Company Capital Stock with respect to which a Company Shareholder receives consideration in the Merger other than Acquiror Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of fractional shares of Acquiror Common Stock) and/or (ii) shares of Company Capital Stock with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Capital Stock exchanged for Acquiror Common Stock in the Merger and then disposed of pursuant to a Shareholder Plan.


           SECTION 3.18.  Customers.

           To the knowledge of the Company and the Subsidiaries, the relationships of the Company and the Subsidiaries with their customers are good commercial working relationships. Except as set forth in Section 3.18 of the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, during the twelve
(12) months prior to the date of this Merger Agreement, no customer of the Company or any

Subsidiary which accounted for in excess of $50,000 of the revenues of the Company and the Subsidiaries during such twelve (12) months has canceled or otherwise terminated its relationship with the Company or any Subsidiary.


           SECTION 3.19.  Certain Business Practices.

           Neither the Company, the Subsidiaries nor any of their officers or directors or, to the knowledge of the Company or any Subsidiary, any of their employees or agents (or shareholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company or of any Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable payment of money or other thing of value, any unlawful extraordinary discount, or any other unlawful inducement, to or from any Person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company and the Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

           SECTION 3.20.  Insurance.

           Section 3.20 of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, will list and briefly describe all policies of title, Asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company or any Subsidiary. All such policies: (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company and by each Subsidiary with all requirements of Law and of all Agreements to which the Company or any Subsidiary is a party; (d) are valid and outstanding policies enforceable against the insurer; (e) insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar Assets, and provide adequate insurance coverage for the businesses and Assets of the Company and the Subsidiaries; and (f) provide that they will remain in full force and effect through the respective dates set forth in Section 3.20 of the Company Disclosure Schedule.

           SECTION 3.21.  Potential Conflicts of Interest.

           Except as set forth in Section 3.21 of the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, neither any present or, to the knowledge of the Company or any Subsidiary, former director, officer, employee with a salary in excess of $100,000 or shareholder of the Company or any Subsidiary, nor any Affiliate of such director, officer, employee or shareholder:

                     (a) owns, directly or indirectly, any interest in (except for holdings in securities that are listed on a national securities exchange, quoted on a national automated quotation system or regularly traded in the over-the-counter market, where such holdings are not in excess of two percent (2%) of the outstanding class of such securities and are held solely for investment purposes), or is a shareholder, partner, other holder of equity interests, director, officer, employee, consultant or agent of any Person that is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Company or any Subsidiary, except where the value to such individual of any such arrangement with the Company or any Subsidiary has been less than $60,000 in the last twelve (12) months;

                     (b) owns, directly or indirectly, in whole or in part, any Assets with a fair market value of $60,000 or more which the Company or any Subsidiary currently uses in its business;

                     (c) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims arising in the Ordinary Course of Business from any such Person's service to the Company or any Subsidiary as a director, officer or employee;

                     (d) has sold or leased to, or purchased or leased from, the Company or any Subsidiary any Assets for consideration in excess of $60,000 in the aggregate since January 1, 1994;

                     (e) is a party to any Agreement pursuant to which the Company or any Subsidiary provides office space to any such Person, or provides services of any nature to any such Person, other than in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary; or

                     (f) has, since January 1, 1994, engaged in any other material transaction with the Company or any Subsidiary involving in excess of $60,000, other than (i) in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary, and (ii) dividends, distributions and stock issuances to all common and preferred shareholders (as applicable) on a pro rata basis.

           SECTION 3.22.  Receivables.

           The accounts receivable of the Company and the Subsidiaries shown on the Audited Balance Sheets and the Unaudited Balance Sheets, or thereafter acquired by any of them, arose in the Ordinary Course of Business and represent amounts owed by an account debtor for goods sold or services rendered by the Company and the Subsidiaries, and the allowance for doubtful accounts shown on such Audited Balance Sheets and Unaudited Balance Sheets was established in accordance with past practice.


           SECTION 3.23.  Real Property.

           (a) Section 3.23(a) of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, will list all the Real Property (as defined in Article
X), specifying the owner of each parcel thereof, and all such Real Property is suitable and adequate for the uses for which it is currently being used.

           (b) Except as set forth in Section 3.23(b) of the Company Disclosure Schedule, the Company and the Subsidiaries are the sole owners of good, valid, fee simple, marketable and insurable (at standard rates) title to the Real Property respectively owned by them, including, without limitation, all buildings, structures, fixtures and improvements thereon, in each case free and clear of all Encumbrances.

           (c) All buildings, structures, fixtures and other improvements on the Real Property are fit for the uses to which they are currently devoted. All such buildings, structures, fixtures and improvements on the Real Property conform in all material respects to all Laws, except for any such non-conformance that would not have a Company Material Adverse Effect.

           (d) None of the Real Property is subject to any Agreement or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting the Company's or any Subsidiary's right to use it in the manner in which it is currently being used, and except as set forth in Section 3.23(d) of the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, none of the material Real Property is subject to any Agreement preventing or limiting the Company's or any Subsidiary's right to convey it.

           (e) No portion of the Real Property or any building, structure, fixture or improvement thereon is the subject of any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and neither the Company nor any Subsidiary has any knowledge that any of the foregoing are, or will be, the subject of any such proceeding.

           (f) The Real Property has access to adequate electric, gas, water, sewer and telephone lines, all of which are adequate for the uses to which the Real Property is currently devoted.


           SECTION 3.24.  Books and Records.

           The books of account, stock records, minute books and other corporate and financial records of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in all material respects in the Financial Statements.


           SECTION 3.25.  Assets.

           Except as set forth in Section 3.25 of the Company Disclosure Schedule, the Company and the Subsidiaries have good, valid and marketable title to all material Assets respectively owned by them, including, without limitation, all material Assets reflected in the Audited Balance Sheets and in the Unaudited Balance Sheets and all material Assets purchased by the Company or by any Subsidiary since December 31, 1996 (except for Assets reflected in such Audited Balance Sheets and Unaudited Balance Sheets or acquired since December 31, 1996 which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Encumbrances. All personal property of the Company and the Subsidiaries is in a condition adequate for the uses for which it is currently being used.


           SECTION 3.26.  No Infringement or Contest.

           Section 3.26 of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, will set forth (i) all trademarks, service marks, trade names, trade styles and all registrations or applications therefor, (ii) all patents, inventions and all registrations or applications therefor, (iii) all proprietary software used by the Company or any Subsidiary, and (iv) all Agreements to which the Company or any Subsidiary is a party, either as licensee or licensor, relating to any of the foregoing, in each case owned, licensed or used by the Company or any Subsidiary (including specification of whether each such item listed is owned, licensed or used by the Company or any Subsidiary). With respect to the material Intellectual Property (as defined in Article X) that is owned by the Company or any Subsidiary, the Company and the Subsidiaries have the right to bring action for infringement of such Intellectual Property. With respect to the Intellectual Property that is licensed to the Company or any Subsidiary, such Intellectual Property can be used by the Company and the Subsidiaries in their respective businesses as currently conducted by them in accordance with the terms and conditions of such licenses. As used in businesses of the Company and the Subsidiaries as currently conducted, none of the Company's or any Subsidiary's Intellectual Property infringes or misappropriates or otherwise violates any Intellectual Property of any other Person, nor is the Company or any Subsidiary otherwise in the conduct of their respective businesses infringing upon, or alleged to be infringing upon, any Intellectual Property of any other Person. The Company and the Subsidiaries own or possess adequate rights to use all Intellectual Property necessary to the conduct of the respective businesses of the Company and the Subsidiaries as currently conducted.


           SECTION 3.27.  Opinion of Financial Advisor.

           The Company has received the written opinion of William Blair & Company ("William Blair") on or prior to the date of this Merger Agreement, to
          -------------
the effect that, as of the date of such opinion, the consideration to be received pursuant to the transactions contemplated under this Merger Agreement is fair to the Company Shareholders from a financial point of view, and the Company will promptly, after the date of this Merger Agreement, deliver a copy of such opinion to Acquiror.


           SECTION 3.28.  Board Recommendation.

           At a meeting duly called and held in compliance with Illinois Law, the Board of Directors of the Company has adopted by unanimous vote a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Shareholders.


           SECTION 3.29.  Vote Required.

           The affirmative vote of the holders of two-thirds of the outstanding Company Common Shares, the holders of two-thirds of the outstanding Company Series A Preferred Shares and the holders of two-thirds of the outstanding Company Series B Preferred Shares are the only votes of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Merger Agreement.


           SECTION 3.30.  Banks; Attorneys-in-fact.

           Section 3.30 of the Company Disclosure Schedule sets forth a complete list showing the name of each bank or other financial institution in which the Company or any Subsidiary has accounts (including a description of the names of all Persons authorized to draw thereon or to have access thereto). Such list also shows the name of each Person holding a power of attorney from the Company or any Subsidiary and a brief description thereof.

           SECTION 3.31.  Investment Agreements.

           In accordance with Section 6.05, Investment Agreements in the form attached hereto as Exhibit A (the "Investment Agreements") will be executed and
                   ---------       ---------------------
delivered to Acquiror by the Company Shareholders and each such Investment Agreement constitutes a legal, valid and binding obligation of the respective Company Shareholder who is a party thereto, enforceable against such Company Shareholder in accordance with its terms.


           SECTION 3.32.  Brokers.

           No broker, finder or investment banker (other than William Blair) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary. Prior to the date of this Merger Agreement, the Company has furnished to Acquiror a complete and correct copy of all Agreements between the Company and William Blair pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Merger Agreement.


           SECTION 3.33.  Environmental Matters.

               (a) The Company has complied and is in compliance with, and the Real Property and all improvements thereon are in compliance with, all Environmental Laws (as defined in Article X), except where the failure so to comply would not have a Company Material Adverse Effect.

               (b) Except as set forth in Section 3.33(b) of the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen
(15) days after the date of this Merger Agreement, there are no pending or threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company or any Subsidiary has received since January 1, 1992 any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person or knows any fact(s) which might form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence at any part of the Real Property of Hazardous Materials (as defined in Article X) or any substances that pose a hazard to human health or an impediment to working conditions; (ii) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property or the businesses or Assets of the Company or any Subsidiary; (iv) any facility operations, procedures or designs of the Company or any Subsidiary which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the Company's or any Subsidiary's activities (or the activities of the Company's or any Subsidiary's predecessors in title) involving Hazardous Materials.

               (c) The Company and the Subsidiaries have been duly issued, and currently have and will maintain through the Effective Time, all Licenses required under any Environmental Law. A true and complete list of such Licenses, all of which are valid and in full force and effect, will be set out in Section 3.33(c) of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement. Except in accordance with such permits, licenses, certificates and approvals or as described in Section 3.33(c) of the Company Disclosure Schedule, there has been no Hazardous Discharge (as defined below) or discharge of any other material regulated by such Licenses.

               (d) Except as set forth in Section 3.33(d) of the Company Disclosure Schedule to be furnished by the Company to Acquiror within fifteen
(15) days after the date of this Merger Agreement, the Real Property contains no underground storage tanks, or underground piping associated with such tanks, used currently or in the past for the storage, throughput or other management of Hazardous Materials.


           SECTION 3.34.  Disclosure.

           No representation or warranty by the Company, and no Document furnished or to be furnished to Acquiror pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which made, not misleading. As of the date of this Agreement, the Company believes that, based upon the assumptions contained therein, it has a reasonable likelihood of attaining the results of its 5-year financial forecast, as furnished to Acquiror.


           SECTION 3.35.  Company Shareholders.

           Except as set forth in Section 3.35 of the Company Disclosure Schedule, all holders of Company Capital Stock are residents of the State of Illinois.


           SECTION 3.36.  Directors and Officers.

           Section 3.36 of the Company Disclosure Schedule lists all current directors and officers of the Company and the Subsidiaries, showing each such person's name, positions, and annual remuneration, bonuses and fringe benefits paid by the Company or any Subsidiary for the current fiscal year and the most recently completed fiscal year.


           SECTION 3.37.  Copies of Documents.

           True and complete copies of all Documents listed in the Company Disclosure Schedule have been or will be, within fifteen (15) days after the date of this Merger Agreement, furnished to Acquiror.


           SECTION 3.38.  Operation of the Company's Business.

               (a) Section 3.38(a) of the Company Disclosure Schedule sets forth all complaints filed with the FCC or the ICC (as defined in Article X) regarding "slamming" (as such term is understood in the telephone industry) by the Company, any Subsidiary or any of their respective employees, resellers, agents or representatives; and

               (b) Section 3.38(b) of the Company Disclosure Schedule, to be furnished by the Company to Acquiror within fifteen (15) days after the date of this Merger Agreement, will set forth all filings by the Company or any Subsidiary with the FCC, the ICC or the FAA since January 1, 1996.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF ACQUIROR AND ACQUIROR SUB

           Except as specifically set forth in the Disclosure Schedule delivered by Acquiror and Acquiror Sub to the Company prior to the execution and delivery of this Merger Agreement (the "Acquiror Disclosure Schedule") (with a disclosure
                               ----------------------------
with respect to a Section of this Merger Agreement to require a specific reference in the Acquiror Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer), Acquiror and Acquiror Sub hereby jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Acquiror Disclosure Schedule) to the Company as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Acquiror Disclosure Schedule:

           SECTION 4.01.  Organization and Qualification; Subsidiaries.

           Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries (as defined in Article X) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets, and to carry on its business as currently conducted. Each of Acquiror and its Significant Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by it or the character of the Assets owned, leased or otherwise held by it makes such qualification necessary, except where the absence of such qualification as a foreign corporation would not have an Acquiror Material Adverse Effect (as defined in Article X).


           SECTION 4.02.  Articles of Incorporation and Bylaws.

           Acquiror has furnished to the Company a true and complete copy of the Amended and Restated Certificate of Incorporation of Acquiror and the articles of incorporation of Acquiror Sub, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of their respective jurisdictions of incorporation, and a true and complete copy of the Amended and Restated Bylaws of Acquiror and the bylaws of Acquiror Sub, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Acquiror Disclosure Schedule.


           SECTION 4.03.  Authority; Binding Obligation.

           Each of Acquiror and Acquiror Sub has the full and unrestricted corporate power and authority to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The execution and delivery by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby. This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general equitable principles (whether considered in a proceeding in equity or at law).

           SECTION 4.04.  No Conflict; Required Filings and Consents.

               (a) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of Acquiror, or the certificate or articles of incorporation or bylaws of Acquiror Sub or any of Acquiror's Significant Subsidiaries; or (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utilities Laws and applicable municipal franchise Laws, and the filing and recordation of the Articles of Merger as required by Illinois Law and Delaware Law, conflict with or violate any Law applicable to Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets; (iii) conflict with, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries is a party or by which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries or any of the Assets of Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries; except for any such conflict or violation described in clause
(ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have an Acquiror Material Adverse Effect.

               (b) Except as set forth in Section 4.04(b) of the Acquiror Disclosure Schedule, the execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) pursuant to the applicable requirements, if any, of the Securities Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utilities Laws and applicable municipal franchise Laws, and (B) the filing and recordation of the Articles of Merger as required by Illinois Law and Delaware Law; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Surviving Corporation or any of Acquiror's Significant Subsidiaries.


           SECTION 4.05.  No Prior Activities of Acquiror Sub.

           Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby.


           SECTION 4.06.  Brokers.

           No broker or finder or investment banker (other than Salomon Brothers
Inc) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror.


           SECTION 4.07.  SEC Documents.

           Acquiror has filed all required reports, schedules, forms, statements and other Documents with the SEC (as defined in Article X) since January 1, 1996 (including the Post-Signing SEC Documents (as defined in Section 6.13), the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC
 ----------------------
Documents complied or, in the case of the Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Acquiror SEC Documents contained or, in the case of the Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Acquiror included in the Acquiror SEC Documents comply or, in the case of the Post-Signing SEC Documents, will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Acquiror and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

           SECTION 4.08.  Acquiror Common Stock.

           The Acquiror Common Stock, when issued and delivered to the Company Shareholders pursuant to the Merger, will be duly authorized, validly issued, fully paid and nonassessable, and will have been approved for listing by Nasdaq.


           SECTION 4.09.  Capitalization.

           The authorized capital stock of Acquiror consists of (a) 250,000,000 shares of Acquiror Common Shares, of which, as of June 13, 1997: (i) 52,652,741 shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of Acquiror; and (iii) 8,191,797 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Common Stock granted to employees and certain other Persons; (b) 22,000,000 shares of Class B common stock, par value $.01 per share ("Acquiror Class B Common Stock"), of which, as of June 13, 1997:
                 -----------------------------
(i) no shares were issued and outstanding; (ii) no shares were held in the treasury of Acquiror; and (iii) 1,300,688 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Class B Common Stock granted to a significant stockholder of Acquiror; and (c) 2,000,000 shares of serial preferred stock, par value $.01 per share, of which: (i) no shares are issued and outstanding; and (ii) no shares are held in the treasury of Acquiror. Except for the options set forth in clauses (a)(iii) and (b)(iii) above, as of June 13, 1997, there were no outstanding securities convertible into or exchangeable for capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such capital stock or other securities of Acquiror or any of Acquiror's Significant Subsidiaries. Except as set forth in Section 4.09(a) of the Acquiror Disclosure Schedule and except for Agreements relating to the options specified in clauses (a)(iii) and (b)(iii) above, there are no outstanding Agreements to which Acquiror or any of its Significant Subsidiaries is a party affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries, except as contemplated hereunder. Except as set forth in Section 4.09(b) of the Acquiror Disclosure Schedule and except pursuant to the exercise of options to purchase Acquiror Common Stock granted to employees and certain other Persons, since March 31, 1997, no shares of capital stock of Acquiror have been issued by Acquiror. Each of the outstanding shares of Acquiror Common Stock and Acquiror Class B Common Stock, and of capital stock of, or other equity interests in, Acquiror's Significant Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and, except as set forth in Section 4.09(c) of the Acquiror Disclosure Schedule, such shares or other equity interests owned by Acquiror or any of its Significant Subsidiaries are owned free and clear of all Encumbrances. There are no obligations, contingent or otherwise, of Acquiror or any of its Significant Subsidiaries to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any of Acquiror's Significant Subsidiaries or any other Person. Except as set forth in Section 4.09(d) of the Acquiror Disclosure Schedule, there are no Agreements pursuant to which any Person is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of Acquiror or any of its Significant Subsidiaries.


           SECTION 4.10.  Absence of Registration Rights.

           Except as provided in the Stockholders' Agreement (as defined in Article X), no holders of capital stock of Acquiror have rights to the registration of such capital stock with the SEC.


           SECTION 4.11.  Absence of Dividends.

           Since March 31, 1997, Acquiror has not declared or made payment of, or set aside for payment, any dividends on, or any other distribution in respect of, the outstanding shares of its capital stock.


                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS


           SECTION 5.01.  Conduct of Business of the Company.

           The Company hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, the Company, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror, will, and will cause the Subsidiaries to, carry on their respective businesses only in the Ordinary Course of Business, use their respective best efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and key employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Merger Agreement, from the date of this Merger Agreement until the Effective Time the Company shall not, and shall not permit any of the Subsidiaries to:

               (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the Ordinary Course of Business to employees who are not directors or officers; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or any Subsidiary in effect on the date of this Merger Agreement) to, or enter into any severance Agreement with, any director, officer or employee, or enter into any employment Agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with applicable Law; (iv) pay any benefit not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder), except for grants in the Ordinary Course of Business; or (vi) except as set forth in Schedule 5.01(a), take any
                                                    ----------------
           action to fund or in any other way secure the payment of compensation or benefits under any Agreement, Plan or Other Arrangement;

                     (b) except for dividends and other distributions set out in
           Schedule 5.01(b), declare, set aside or pay any dividend on, or make
           ----------------
           any other distribution in respect of, outstanding shares of capital stock;

                     (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any Subsidiary or any such securities or obligations, or any other securities thereof; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

                     (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

                     (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

                     (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or otherwise dispose of, any of its Assets, except for (i) dispositions in the Ordinary Course of Business, (ii) distributions of the Assets set out in Schedule
                                                                 --------
           5.01(b) and (iii) dispositions of the Assets set forth in Schedule
           -------                                                   --------
           5.01(f);
           -------

                     (g) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

                     (h) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1995, except in either case as may be required by Law, the IRS or GAAP;

                     (i) make or agree to make any new capital expenditure or expenditures which are not included in the Company's 1997 capital budget, a copy of which was furnished to Acquiror (and, if the Effective Time has not occurred prior to January 1, 1998, the Company's capital budget for 1998, which budget shall have been approved by Acquiror (such approval not to be unreasonably withheld)), and which are, individually, in excess of $50,000 or, in the aggregate, in excess of $500,000;

                     (j) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another Person, enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person or enter into any Agreement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course of Business, or (ii) except as set out in Schedule
                                                                     --------
           5.01(j), make any loans, advances or capital contributions to, or
           -------
           investments in, any other Person other than intra-group loans, advances, capital contributions or investments between or among the Company and any of its wholly owned Subsidiaries;

                     (k) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which the Company or any Subsidiary is a party;

                     (l) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any Agreement to which the Company or any Subsidiary is a party;

                     (m) make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

                     (n) take any action or fail to take any action which could reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time, or that could reasonably be expected to adversely effect the ability of the Company or any Subsidiary prior to the Effective Time, or Acquiror or any of its subsidiaries after the Effective Time, to obtain consents of third parties or approvals of Governmental Entities required to consummate the transactions contemplated in this Merger Agreement; or

                     (o) authorize, or commit or agree to do any of the foregoing.


           SECTION 5.02.  Other Actions.

           The Company and Acquiror shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Merger Agreement becoming untrue, or (b) any of the conditions to the Merger set forth in Article VII not being satisfied.


           SECTION 5.03.  Certain Tax Matters.

           From the date hereof until the Effective Time, the Company and the Subsidiaries (a) will accurately prepare and timely file with the relevant Taxing authority all Company Tax Returns ("Post-Signing Returns") required to be
                                           --------------------
filed, (b) will timely pay all Taxes due and payable with respect to such Post-Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company and the Subsidiaries for which no Post-Signing Return is due prior to the Effective Time, and (d) will promptly notify Acquiror of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any Subsidiary in respect of any Taxes.


           SECTION 5.04.  Access and Information.

           For so long as this Merger Agreement is in effect, the Company shall, and shall cause each Subsidiary to, (a) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours to all of their respective properties, Agreements, books, records and personnel and (b) furnish promptly to Acquiror (i) a copy of each Document filed with, or received from any Governmental Entity and (ii) all other information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as Acquiror may reasonably request.


           SECTION 5.05.  No Solicitation.

                     (a) The Company and its directors, officers, employees, representatives and agents shall, and shall cause the Subsidiaries and their respective directors, officers, employees, representatives and agents to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in this Section 5.05(a)). The Company shall not, and shall cause the Subsidiaries not to, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any Person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the directors, officers, employees, agents or representatives of the Company or any Subsidiary to take any such action, and the Company shall, and shall cause the Subsidiaries to, direct and instruct and use its or their best efforts to cause the directors, officers, employees, agents and representatives of the Company and the Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any Subsidiary) not to take any such action, and the Company shall promptly notify Acquiror if any such inquiries or proposals are received by the Company or any Subsidiary, or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, and the Company shall promptly inform Acquiror as to the material terms of such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal, and the Company shall keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals. For purposes of this

Merger Agreement, "Competing Transaction" shall mean any of the following
                   ---------------------
involving the Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the Assets of the Company and the Subsidiaries, taken as a whole, or issuance of ten percent (10%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by the Company Shareholders of the Merger; (v) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall
 -----
have been formed which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or (vi) any Agreement to, or public announcement by the Company or any other Person of a proposal, plan or intention to, do any of the foregoing.

                     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror or Acquiror Sub, the approval or recommendation by such Board of Directors or any such committee of this Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction or (iii) enter into any Agreement with respect to any Competing Transaction.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS


           SECTION 6.01.  Meeting of Shareholders.

           The Company shall promptly after the date of this Merger Agreement take all action necessary in accordance with Illinois Law and its articles of incorporation and bylaws to convene a meeting of the Company Shareholders to consider the Merger (the "Company Shareholders' Meeting"), and the Company shall
                          -----------------------------
consult with Acquiror in connection therewith. The Company shall deliver to each Company Shareholder the Acquiror Information (as defined in Article X) prior to the Company Shareholders' Meeting. Prior to the distribution thereof to the Company Shareholders, the Company shall make available to Acquiror all Documents to be distributed to the Company Shareholders in connection with the solicitation of shareholder approval of the Merger, and shall only distribute

Documents which Acquiror has approved in advance, such approval not to be unreasonably withheld. The Company shall take all actions necessary or advisable to secure the vote or consent of the Company Shareholders required by Illinois Law to approve the Merger.


           SECTION 6.02.  Appropriate Action; Consents; Filings.

                     (a) Upon the terms and subject to the conditions set forth in this Merger Agreement, the Company and Acquiror shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement, (ii) obtaining from any Governmental Entities any Licenses required to be obtained or made by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) making all necessary filings, and thereafter make any other required submissions, with respect to this Merger Agreement and the Merger required under (A) the Securities Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the
                                              --------
Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such Documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Merger Agreement.

                     (b) (i) The Company and Acquiror shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement,
(B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring after the Effective Time.

                           (ii) In the event that any party shall fail to obtain
any third party consent, approval or waiver described in subsection (b)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

               (c) From the date of this Merger Agreement until the Effective Time, the Company and Acquiror shall promptly notify each other in writing of any pending or, to the knowledge of the Company or Acquiror (or their respective subsidiaries), threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Capital Stock into Acquiror Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company or any Subsidiary. The Company and Acquiror shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.


           SECTION 6.03.  Letters of Accountants.

           The Company shall use its best efforts to cause to be delivered to Acquiror a "cold comfort" letter of Arthur Andersen LLP, its independent public accountant, dated as of the Effective Time, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Merger Agreement.


           SECTION 6.04.  Update Disclosure; Breaches.

           From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto by written update to its Disclosure Schedule of (i) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate, (ii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied, or (iii) the failure of the Company or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied; provided, however,
                                                           --------  -------
that the delivery of any notice pursuant to this Section 6.04 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Merger Agreement (or, in the case of disclosures permitted to be made within fifteen (15) days after the date of this Merger Agreement, shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to such later date) or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice. The Company shall deliver to Acquiror updated versions of Sections 3.10 and 3.14(a) of the Company Disclosure Schedule as of the Closing Date, solely to reflect events occurring between the date of this Merger Agreement (or, in the case of disclosures permitted to be made within fifteen (15) days after the date of this Merger Agreement, between such later date) and the Closing Date, or shall have notified Acquiror that no changes to such Sections of the Company Disclosure Schedule are required.


           SECTION 6.05.  Investment Agreements.

           Prior to the Effective Time, the Company shall obtain Investment Agreements from each Company Shareholder who is to receive shares of Acquiror Common Stock in the Merger; provided that the Company shall use its best efforts
                            --------
to obtain such Investment Agreements from each such Company Shareholder as soon as practicable after the date of this Merger Agreement.


           SECTION 6.06.  Public Announcements.

           Acquiror and the Company shall consult with each other before issuing or making, and shall give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger and the other transactions contemplated in this Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the NASD.


           SECTION 6.07.  Employee Matters.

           The Company, the Subsidiaries and Acquiror shall use their respective best efforts to cause the officers and employees of the Company and the Subsidiaries listed in Schedule 6.07 to this Merger Agreement and each other key
                       -------------
employee of the Company and the Subsidiaries designated by Acquiror and consented to by the Company (such consent not to be unreasonably withheld) (the "Company Key Employees") to enter into employment, confidentiality and
 ---------------------
non-competition agreements, in the form of Acquiror's standard Employment, Confidentiality and Non-Competition Agreement, a copy of which is attached hereto as Exhibit B (the "Employment Agreements"), at or prior to the Effective
          ---------       ---------------------
Time. At the Effective Time, Acquiror shall grant to each Company Key Employee who so executes and delivers an Employment Agreement an option (an "Acquiror
                                                                    --------
Option" and collectively, the "Acquiror Options") to purchase a number of shares
------                         ----------------
of Acquiror Common Stock determined by Acquiror after consultation with the Company. Acquiror and the Company anticipate that a maximum of 1.5 million shares of

Acquiror Common Stock shall be subject to the Acquiror Options, assuming all of the Company Key Employees execute and deliver Employment Agreements. The Acquiror Options (a) shall have an exercise price per share of Acquiror Common Stock equal to the fair market value of the Acquiror Common Stock on the date of grant, determined in accordance with Acquiror's 1996 Employee Stock Option Plan (the "Acquiror Stock Option Plan"), (b) shall vest in accordance with the
      --------------------------
vesting schedule set forth in Schedule 6.07 hereto, and (c) shall have such
                              -------------
other terms as are specified in Acquiror's form of Stock Option Agreement for senior management employees, a copy of which is attached hereto as Exhibit C,
                                                                   ---------
and in the Acquiror Stock Option Plan.


           SECTION 6.08.  Acquiror Information.

           Acquiror shall provide to the Company and its attorneys, accountants and other representatives all information reasonably requested by any such Person in connection with the preparation of a disclosure document to be utilized in the solicitation of proxies in favor of the Merger from the Company Shareholders.


           SECTION 6.09.  Obligations of Acquiror Sub.

           Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Merger Agreement and to consummate the Merger on the terms and conditions set forth in this Merger Agreement.


           SECTION 6.10.  Unaudited Financial Information.

           The Company will cause to be prepared and will furnish to Acquiror as promptly as possible an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the last day of each month ending after March 31, 1997 and the unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries for the one-month periods then ended. The Company will ensure that such Unaudited Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Subsidiaries, and present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to normal and recurring year-end adjustments which are not expected to be material in amount.


           SECTION 6.11.  Directors of Acquiror.

           Immediately following the Effective Time, the Board of Directors of Acquiror shall be expanded to include two additional directors, and shall initially consist of

(i) the directors serving immediately prior to the Effective Time, (ii) Mr. Richard A. Lumpkin and (iii) Mr. Robert J. Currey.


           SECTION 6.12.  Environmental Matters.

               (a)   The Company will provide access to Acquiror, within fifteen
(15) days after the date of this Merger Agreement, to all information in the possession of the Company or any Subsidiary that pertains to the environmental history of the Real Property and the operations of the Company and the Subsidiaries.

               (b) The Company will promptly furnish to Acquiror written notice of any Hazardous Discharge or of any actions or notices described in
Section 3.33(b).

               (c) The Company will, at its expense, cause to be prepared and delivered to Acquiror prior to the Closing Date a Phase I environmental report on each parcel of the Real Property designated by Acquiror and, if recommended under the Phase I environmental report and so requested by Acquiror, a Phase II environmental report, in each case prepared by an environmental consultant acceptable to Acquiror (the "Environmental Reports"). If any such Environmental
                             ---------------------
Report discloses the presence of any Hazardous Materials or the risk of contamination from any off-site Hazardous Materials, such Environmental Report shall include an estimate of the cost of any related remediation.


           SECTION 6.13.  Acquiror SEC Documents.

           Acquiror will file with the SEC all reports, schedules, forms, statements and other Documents required to be filed after the date of this Merger Agreement but before the Effective Time (the "Post-Signing SEC
                                                     ----------------
Documents").
---------


           SECTION 6.14.  Directors' and Officers' Insurance; Indemnification.

           Acquiror agrees that for the entire period from the Effective Time until at least six (6) years after the Effective Time, (a) Acquiror will cause the Surviving Corporation to maintain the Company's current directors' and officers' insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, subject in either case to terms and conditions no less advantageous to the present and former directors and officers of the Company than those contained in the policy and arrangements in effect on the date hereof, for all present and former directors and officers of the Company, covering claims made and insurable events occurring prior to or within six (6) years after the Effective Time (provided that the Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of two hundred percent (200%) of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of two hundred percent (200%) of the current annual cost); and (b) Acquiror will cause the Surviving Corporation to maintain indemnification provisions for present and former officers and directors in the Surviving Corporation's certificate of incorporation and bylaws to the fullest extent permitted by Delaware Law. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit proceeding or investigation in which any of the present or former officers or directors (the "Managers") of the Company is, or is threatened to be, made a party by reason of
 --------
the fact that such Manager is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time each of the Surviving Corporation and Acquiror shall indemnify and hold harmless, as and to the full extent that the Surviving Corporation would be permitted by applicable Law (and as to matters arising from or relating to this Merger Agreement and the possible change in control of the Company, to the full extent that Acquiror would be permitted under applicable Law), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation; and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Managers may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and Acquiror after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Managers promptly as statements therefor are received and (ii) the Company, or the Surviving Corporation and Acquiror after the Effective Time, will use their respective best efforts to assist in the vigorous defense of any such matter; provided that neither the Company nor the Surviving Corporation or Acquiror shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Company and the Surviving Corporation and Acquiror shall have only such obligation hereunder as is permitted by applicable Law to any Manager when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated is prohibited by applicable Law.


           SECTION 6.15. Board of Directors of Illinois Consolidated Telephone Company.

           Immediately following the Effective Time, the Board of Directors of Illinois Consolidated Telephone Company ("Telephone Sub") shall be reconstituted
                                          -------------
to
include a total of three (3) directors, and shall initially consist of Mr. Clark
E. McLeod, Mr. Stephen C. Gray and Mr. Richard A. Lumpkin.


           SECTION 6.16.  Officers.

           Immediately following the Effective Time, Mr. Richard A. Lumpkin shall become the Vice Chairman of the Board of Directors of Acquiror, to serve in such officer position at the discretion of the Board of Directors of Acquiror, and shall become the Chairman of the Board of Directors and Chief Executive Officer of Telephone Sub, to serve in such officer positions at the discretion of the Board of Directors of Telephone Sub.


           SECTION 6.17.  Post-Merger Operations.

           It is the present intention of Acquiror that, following the Effective
Time:

               (a) the principal corporate office of Telephone Sub will continue to be located in Mattoon, Illinois.

               (b) Telephone Sub will continue its separate corporate existence, operating under the name "Illinois Consolidated Telephone Company."

               (c) Acquiror will continue to provide charitable contributions and community support within the service areas of the parties and each of their respective subsidiaries at levels substantially comparable to the levels of charitable contributions and community support provided by the parties and their respective subsidiaries within their service areas during the two-year period immediately prior to the date of this Merger Agreement, and, in the case of the charitable contributions and community support to be provided in the service area of the Company and the Subsidiaries, Acquiror will continue to support certain of the specific charities currently receiving support from the Company and the Subsidiaries, including the Special Olympics.


           SECTION 6.18.  Stockholders' Agreement.

           The Company shall use its best efforts to cause to be delivered to Acquiror on behalf of each of the Company Shareholders that are not parties to the Stockholders' Agreement as of the date hereof an executed Document binding each such Company Shareholder to the Stockholders' Agreement within fifteen (15) days after the date of this Merger Agreement.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT


           SECTION 7.01. Conditions to Obligations of Each Party Under This Merger Agreement.

           The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of Acquiror and the Company, in whole or in part, to the extent permitted by applicable Law:

               (a)   Shareholder Approval. This Merger Agreement and the Merger
                     --------------------
           shall have been approved and adopted by the requisite vote of the Company Shareholders.

               (b)   No Order. No Governmental Entity or federal or state court
                     --------
           of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however,
                                                             --------  -------
           that each of the parties shall use their best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

               (c)   HSR Act. The applicable waiting period, together with any
                     -------
           extensions thereof, under the HSR Act shall have expired or been terminated.

               (d)   Other Approvals. All consents, waivers, approvals and
                     ---------------
           authorizations required to be obtained, and all filings or notices required to be made, by Acquiror and the Company prior to consummation of the transactions contemplated in this Merger Agreement (other than the filing of the Articles of Merger in accordance with Illinois Law and Delaware Law) shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect or be reasonably likely to subject the Company, any Subsidiary, Acquiror, Acquiror Sub or any of their respective directors of officers to criminal liability or substantial penalties.

           SECTION 7.02. Additional Conditions to Obligations of Acquiror and Acquiror Sub.

           The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable Law:

                     (a) Representations and Warranties. Each of the
                         ------------------------------
           representations and warranties of the Company contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted or contemplated by this Merger Agreement or (B) in a representation and warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate a Company Material Adverse Effect. Acquiror shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

                     (b) Updated Company Disclosure Schedule. The revised
                         -----------------------------------
           versions of Sections 3.10 and 3.14(a) of the Company Disclosure Schedule delivered to Acquiror pursuant to Section 6.04 shall not disclose any Company Material Adverse Effect as compared to such Sections of the Company Disclosure Schedule as of the date of this Merger Agreement.

                     (c) Agreements and Covenants. The Company shall have
                         ------------------------
           performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by it on or prior to the Effective Time. Acquiror shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

                     (d) Consents Under Agreements. The Company or the
                         -------------------------
           appropriate Subsidiary shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the Merger under all Agreements to which the Company or any Subsidiary is a party, except where the failure to obtain any such consents or approvals, considered in the aggregate, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

                     (e) Opinion of Counsel. Acquiror shall have received from
                         ------------------
           Schiff Hardin & Waite, counsel to the Company, an opinion dated the Closing Date, substantially in the form attached hereto as Exhibit D.

                     (f) Dissenters. No more than five percent (5%) of the
                         ----------
           Company Capital Stock issued and outstanding immediately prior to the Effective Time shall be Dissenting Shares.

                     (g) No Challenge. There shall not be pending any action,
                         ------------
           proceeding or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Capital Stock into Acquiror Common Stock pursuant to the Merger, or seeking to place limitations on the ownership of shares of Company Capital Stock (or shares of common stock of the Surviving Corporation) by Acquiror or Acquiror Sub, (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of the Company, any Subsidiary, Acquiror or any of its subsidiaries to own or operate all or any portion of the business or Assets of the Company and the Subsidiaries or (iii) which otherwise is likely to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

                     (h) Accountant Letters. Acquiror shall have received from
                         ------------------
           the Company a "cold comfort" letter of Arthur Andersen LLP, dated the Effective Time and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Merger Agreement.

                     (i) Investment Agreements. Acquiror shall have received
                         ---------------------
           from each Company Shareholder that is to receive shares of Acquiror Common Stock in the Merger a signed Investment Agreement. The number of Company Shareholders that are to receive shares of Acquiror Common Stock in the Merger and that are not "accredited investors" within the meaning of Rule 501(a) under the Securities Act, shall not exceed thirty-five (35), and each Company Shareholder that is not an accredited investor shall have such knowledge and experience in financial and business matters, either alone or with an appropriate purchaser representative that has been appointed by such Company Shareholder, that it is capable of evaluating the merits and risks of the Merger.

                     (j) Employment Agreements. Acquiror shall have received
                         ---------------------
           executed copies of Employment Agreements from Mr. Richard A. Lumpkin, Mr. Robert J. Currey, Mr. J. Lyle Patrick and Mr. John Wray, except where the failure to receive an executed Employment Agreement from any such Company Key Employee is the result of the death or disability of such Company Key Employee.

                     (k) Company Material Adverse Effect. Since December 31,
                         -------------------------------
           1996, there shall not have occurred a Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is likely to result in any Company Material Adverse Effect).

                     (l) Stockholders' Agreement. Acquiror shall have received
                         -----------------------
           executed copies of the Stockholders' Agreement from or binding upon each of the Company Shareholders that are not parties to the Stockholders' Agreement as of the date hereof.

                     (m) Environmental Matters. The Environmental Reports shall
                         ---------------------
           indicate that the Real Property does not contain any Hazardous Materials and is not subject to any risk of contamination from any off-site Hazardous Materials, except to the extent that the presence of any such Hazardous Materials or the risk of such contamination would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.


           SECTION 7.03.  Additional Conditions to Obligations of the Company.

           The obligations of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

                     (a) Representations and Warranties. Each of the
                         ------------------------------
           representations and warranties of Acquiror contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted or contemplated by this Merger Agreement or (B) in a representation and warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate an Acquiror Material Adverse Effect. The

           Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror to that effect.

                     (b) Agreements and Covenants. Acquiror shall have performed
                         ------------------------
           or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror to that effect.

                     (c) Opinion of Counsel. The Company shall have received
                         ------------------
           from Hogan & Hartson L.L.P. an opinion dated the Closing Date, substantially in the form attached hereto as Exhibit E.

                     (d) No Challenge. There shall not be pending any action,
                         ------------
           proceeding or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Capital Stock into Acquiror Common Stock pursuant to the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER


           SECTION 8.01.  Termination.

           This Merger Agreement may be terminated at any time (except where otherwise indicated) prior to the Effective Time, whether before or after approval of this Merger Agreement and the Merger by the Company Shareholders:

               (a)  by mutual written consent of Acquiror and the Company;

               (b) (i) by Acquiror, if there has been a breach by the Company of any of their representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.02(a) or Section 7.02(c) will not be satisfied and such breach or condition has not been promptly cured within ten (10) days following receipt by the Company of written notice of such breach;

                    (ii) by the Company, if there has been a breach by the Acquiror of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.03(a) or Section 7.03(b) will not be satisfied and such breach or condition has not been promptly cured within ten (10) days following receipt by Acquiror of written notice of such breach;

                     (c) by Acquiror, within forty-five (45) days after the date of this Merger Agreement, upon Acquiror's determination, based on its due diligence investigation and review of the Company and the Subsidiaries, that (i) there is or is reasonably likely to be any material diminution in the benefits expected to be derived by Acquiror as a result of the transactions contemplated by this Merger Agreement or (ii) any development has occurred or information been discovered that has, or is reasonably likely to have, or that indicates a Company Material Adverse Effect;

                     (d) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and non-appealable;

                     (e) by either Acquiror or the Company if the Agreement shall fail to receive the requisite vote for approval and adoption by the Company Shareholders at the Company Shareholders' Meeting; and

                     (f) by either Acquiror or the Company if the Merger shall not have been consummated by March 31, 1998; provided, however, that this Merger Agreement may be extended not more than sixty (60) days by Acquiror by written notice to the Company if the Merger shall not have been consummated as a direct result of the Company having failed by such date to receive all regulatory approvals or consents required to be obtained by the Company with respect to the Merger; provided further, that the right to terminate this Merger Agreement under this
           Section 8.01(f) shall not be available to (i) Acquiror, where Acquiror's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (ii) the Company, where the Company's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

           SECTION 8.02.  Effect of Termination.

           In the event of termination of this Merger Agreement by either Acquiror or the Company as provided in Section 8.01, this Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquiror Sub or the Company or any of their respective directors or officers except (i) as set forth in Sections 8.03 and 9.01 hereof, (ii) nothing herein shall relieve any party from liability for any breach hereof, (iii) each party shall be entitled to any remedies at law or in equity for such breach and
(iv) Sections 8.02 and 8.03
and Article IX shall remain in full force and effect and survive any termination of this Merger Agreement.


           SECTION 8.03.  Expenses.

               (a) Subject to subsections (b) and (c) of this Section 8.03, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

               (b) (i)  If this Merger Agreement is terminated pursuant to
Section 8.01(b)(i) or Section 8.01(e), then the Company shall promptly pay to Acquiror a termination fee of $5 million plus reasonable fees and expenses incurred by Acquiror in connection with this Merger Agreement and the transactions contemplated hereby, not to exceed $1 million.

                   (ii) If this Merger Agreement is terminated pursuant to
Section 8.01(b)(ii), then Acquiror shall promptly pay to the Company a termination fee of $5 million plus reasonable fees and expenses incurred by the Company in connection with this Merger Agreement and the transactions contemplated hereby, not to exceed $1 million.

               (c) (i) If this Merger Agreement is terminated by the Company pursuant to Section 8.01(f) and the willful failure of Acquiror to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, such termination, then Acquiror shall promptly pay to the Company a termination fee of $5 million plus reasonable fees and expenses incurred by the Company in connection with this Merger Agreement and the transactions contemplated hereby, not to exceed $1 million.

                   (ii) If this Merger Agreement is terminated by Acquiror pursuant to Section 8.01(f) and the willful failure of the Company to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, such termination, then the Company shall promptly pay to Acquiror a termination fee of $5 million plus reasonable fees and expenses incurred by Acquiror in connection with this Merger Agreement and the transactions contemplated hereby, not to exceed $1 million.


           SECTION 8.04.  Amendment.

           This Merger Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that, after approval of the
                                  --------  -------
Merger by the Company Shareholders, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Capital Stock shall be converted pursuant to this Merger Agreement upon consummation of the Merger. This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.


           SECTION 8.05.  Extension; Waiver.

           At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any Document delivered pursuant hereto and (c) subject to the proviso of Section 8.04, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Merger Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE IX

                               GENERAL PROVISIONS


           SECTION 9.01.  Nonsurvival of Representations and Warranties.

           None of the representations, warranties covenants and agreements in
Article III or Article IV shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.


           SECTION 9.02.  Notices.

           All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission to the following telecopier numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

           (a)   If to Acquiror or Acquiror Sub:

                 McLeodUSA Incorporated
                 McLeodUSA Technology Park
                 6400 C Street SW
                 PO Box 3177
                 Cedar Rapids, Iowa  52406-3177
                 Telecopier No.:  (319) 298-7901
                 Attention: Casey D. Mahon

                 With a copy (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 Columbia Square
                 555 Thirteenth Street, N.W.
                 Washington, DC  20004
                 Telecopier No.:  (202) 637-5910
                 Attention: Joseph G. Connolly, Jr.

           (b)   If to the Company:

                 Consolidated Communications Inc.
                 121 South 17th Street
                 Mattoon, Illinois  61938
                 Telecopier No.:  (217) 234-9934
                 Attention: Steven L. Grissom

                 With a copy (which shall not constitute notice) to:

                 Schiff Hardin & Waite
                 7200 Sears Tower
                 Chicago, Illinois  60606
                 Telecopier No.:  (312) 258-5600
                 Attention: James E. Brown


     SECTION 9.03.  Headings.

     The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.


     SECTION 9.04.  Severability.

     If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.05.  Entire Agreement.

     This Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other Documents delivered pursuant hereto) and the Confidentiality Agreement (as defined in
Article X) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

     SECTION 9.06.  Assignment.

     This Merger Agreement shall not be assigned by operation of Law or otherwise.

     SECTION 9.07.  Parties in Interest.

     This Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement.

     SECTION 9.08.  Mutual Drafting.

     Each party hereto has participated in the drafting of this Merger Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

     SECTION 9.09.  Specific Performance.

     In addition to any other remedies which Acquiror may have at law or in equity, the Company hereby acknowledges that the Company Capital Stock and the Company and the Subsidiaries are unique, and that the harm to Acquiror resulting from breaches by the Company of its obligations cannot be adequately compensated by damages. Accordingly, the Company agrees that Acquiror shall have the right to have all obligations, undertakings, Agreements, covenants and other provisions of this Merger Agreement specifically performed by the Company and that Acquiror shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

     SECTION 9.10.  Governing Law.

     This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 9.11.  Counterparts.

     This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                   ARTICLE X

                                  DEFINITIONS

     For purposes of this Merger Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

     "Acquiror" is defined in the Preamble to this Merger Agreement.
      --------

     "Acquiror Class B Common Stock" is defined in Section 4.09.
      -----------------------------

     "Acquiror Common Stock" is defined in Section 2.01.
      ---------------------

     "Acquiror Disclosure Schedule" is defined in Article IV.
      ----------------------------

     "Acquiror Information" means (a) Acquiror's Annual Report on Form 10-K for
      --------------------
the fiscal year ended December 31, 1996, (b) Acquiror's definitive proxy statement dated April 21, 1997 and (c) Acquiror's quarterly report on Form 10-Q for the period ending March 31, 1997.

     "Acquiror Material Adverse Effect" means any event, change or effect that,
      --------------------------------
individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, financial condition, Assets or liabilities of Acquiror and its subsidiaries, taken as a whole.

     "Acquiror Options" is defined in Section 6.07.
      ----------------

     "Acquiror SEC Documents" is defined in Section 4.07.
      ----------------------

     "Acquiror Stock Option Plan" is defined in Section 6.07.
      --------------------------

     "Acquiror Sub" is defined in the Preamble to this Merger Agreement.
      ------------

     "Affiliate" means: (a) with respect to an individual, any member of such
      ---------
individual's family; (b) with respect to an entity, any officer, director, shareholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

     "affiliate" means, with respect to any Person, a Person that directly or
      ---------
indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person;

     "Agreement" means any concurrence of understanding and intention between
      ---------
two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

     "Articles of Merger" is defined in Section 1.02.
      ------------------

     "Assets" means assets of every kind and everything that is or may be
      ------
available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

     "Audited Balance Sheets" is defined in Section 3.08(a).
      ----------------------

     "Audited Statements" is defined in Section 3.08(a).
      ------------------

     "beneficial owner" means, with respect to any shares of Company Capital
      ----------------
Stock, a Person who shall be deemed to be the beneficial owner of such shares
(i) which such Person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any Agreement or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any Agreement, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates has any Agreement for the purpose of acquiring, holding, voting or disposing of any such shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

     "business day" means a day other than a Saturday, a Sunday or any other day
      ------------
on which commercial banks in the State of Illinois and in the State of Iowa are authorized or obligated to be closed.

     "Blue Sky Laws" means state securities or blue sky laws and the rules and
      -------------
regulations thereunder.

     "Cash Election" is defined in Section 2.01(a)(ii).
      -------------

     "Cash Election Fraction" is defined in Section 2.01(a)(i).
      ----------------------

     "Cash Election Number" is defined in Section 2.01(a)(i).
      --------------------

     "Cash Election Shares" is defined in Section 2.01(a)(iii).
      --------------------

     "Cash Overelection Fraction" is defined in Section 2.01(a)(iii).
      --------------------------

     "Certificates" is defined in Section 2.02(b).
      ------------

     "Charitable Trust Stock Election Shares" is defined in Section
      --------------------------------------
2.01(a)(iv)(A).

     "Charitable Trust Stock Overelection Fraction" is defined in Section
      --------------------------------------------
2.01(a)(iv)(B).

     "Closing" is defined in Section 2.05.
      -------

     "Closing Date" is defined in Section 2.05.
      ------------

     "Code" is defined in the Preamble to this Merger Agreement.
      ----

     "Common  Control  Entity" means any trade or business under common control
      -----------------------
(as such term is defined in Section 414(b) or 414(c) of the Code) with the Company or any Subsidiary.

     "Common Share Exchange Ratio" is defined in Section 2.01(a).
      ---------------------------

     "Communications Act" means the Communications Act of 1934, as amended, and
      ------------------
all Laws promulgated pursuant thereto or in connection therewith.

     "Company" is defined in the Preamble to this Merger Agreement.
      -------

     "Company Capital Stock" is defined in Section 3.04.
      ---------------------

     "Company Common Shares" is defined in Section 2.01(a).
      ---------------------

     "Company Contracts" is defined in Section 3.14(a).
      -----------------

     "Company Disclosure Schedule" is defined in Article III.
      ---------------------------

     "Company Key Employees" is defined in Section 6.07.
      ---------------------

     "Company Licenses" is defined in Section 3.07(a).
      ----------------

     "Company Material Adverse Effect" means any event, change or effect that,
      -------------------------------
individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, financial condition, Assets or liabilities of the Company and the Subsidiaries, taken as a whole.

     "Company Series A Preferred Shares" is defined in Section 2.01(b).
      ---------------------------------

     "Company Series B Preferred Shares" is defined in Section 2.01(c).
      ---------------------------------

     "Company Shareholders" is defined in Section 3.04.
      --------------------

     "Company Shareholders' Meeting" is defined in Section 6.01.
      -----------------------------

     "Company Tax Returns" means all Tax Returns required to be filed by the
      -------------------
Company or any of the Subsidiaries (without regard to extensions of time permitted by law or otherwise).

     "Competing Transaction" is defined in Section 5.05(a).
      ---------------------

     "Confidentiality Agreement" means the confidentiality agreement dated
      -------------------------
November 13, 1996 between Acquiror and the Company.

     "Control" (including the terms "Controlled by" and "under common Control
      -------                        -------------       --------------------
with") means, as used with respect to any Person, possession, directly or
----
indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

     "Defined  Benefit  Plan" means a Plan that is or was a "defined benefit
      ----------------------
plan" as such term is defined in Section 3(35) of ERISA.

     "Delaware Law" is defined in the Preamble to this Merger Agreement.
      ------------

     "Dissenting Shareholder" is defined in Section 2.04.
      ----------------------

     "Dissenting Shares" is defined in Section 2.01(a).
      -----------------

           "Documents" means any paper or other material (including, without
            ---------
limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

           "DOL" means the United States Department of Labor and its successors.
            ---

           "Effective Time" is defined in Section 1.02.
            --------------

           "Election Deadline" is defined in Section 2.01(a)(vii).
            -----------------

           "Employment Agreements" is defined in Section 6.07.
            ---------------------

           "Encumbrance" means any mortgage, lien, pledge, encumbrance, security
            -----------
interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind, other than: (i) Taxes not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Company shall, if appropriate under GAAP, have set aside on its books and records adequate reserves; (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar Laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iii) liens securing claims or demands of mechanics or materialmen;
(iv) liens which arise by operation of Law; (v) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of the Real Property; and (vi) liens securing purchase money security interests.

           "Environmental Laws" means any Laws (including, without limitation,
            ------------------
the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.

           "Environmental Reports" is defined in Section 6.12.
            ---------------------

           "ERISA" means the Employee Retirement Income Security Act of 1974, as
            -----
amended, and all Laws promulgated pursuant thereto or in connection therewith.

           "ESOP" means an "employee stock ownership plan" as such term is
            ----
defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended,
            ------------
and all Laws promulgated pursuant thereto or in connection therewith.

           "Exchange Agent" is defined in Section 2.02(a).
            --------------

           "Exchange Fund" is defined in Section 2.02(a).
            -------------

           "FAA" means the United States Federal Aviation Administration and its
            ---
successors.

           "FCC" means the United States Federal Communications Commission and
            ---
its successors.

           "Federal Aviation Act" means the Federal Aviation Act of 1958, as
            --------------------
amended, and all Laws promulgated pursuant thereto or in connection therewith.

           "Financial Statements" is defined in Section 3.08(a).
            --------------------

           "Form of Election" is defined in Section 2.01(a)(ii).
            ----------------

           "GAAP" means United States generally accepted accounting principles.
            ----

           "Governmental Entities" means any governmental, quasi-governmental or
            ---------------------
regulatory authority, whether domestic or foreign.

           "group" is defined in Section 5.05(a).
            -----

           "Hazardous Discharge" means any emission, spill, release or discharge
            -------------------
(whether on Real Property, on property adjacent to the Real Property, or at any other location or disposal site) into or upon the air, soil or improvements, surface water or groundwater, or the sewer, septic system, or waste treatment, storage or disposal systems servicing the Real Property, in each case of Hazardous Materials used, stored, generated, treated or disposed of at the Real Property.

           "Hazardous Materials" means any wastes, substances or materials
            -------------------
(whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls
                     -------------------
(PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
            -------
1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

           "ICC" means the Illinois Commerce Commission and its successors.
            ---

           "Illinois Law" is defined in the Preamble to this Merger Agreement.
            ------------

           "Individual Account Plan" means a Plan that is or was an "individual
            -----------------------
account plan" as such term is defined in Section 3(34) of ERISA.

           "Intellectual Property" means (i) all fictitious business names,
            ---------------------
trademarks, service marks, trade names, trade styles, brands, private labels, copyrights and all registrations or applications therefor, (ii) all patents, inventions, discoveries, industrial models, processes, designs and all registrations or applications therefor, (iii) all trade secrets, know-how and other technical data, (iv) all general intangibles of like nature, and (v) all Agreements relating to any of the foregoing.

           "Investment Agreements" is defined in Section 3.31.
            ---------------------

           "IRS" means the United States Internal Revenue Service and its
            ---
successors.

           "knowledge" will be deemed to be present with respect to the Company
            ---------
and the Subsidiaries or Acquiror, when the matter in question was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any officer or responsible employee of the Company or any Subsidiary, on the one hand, or Acquiror, on the other hand.

           "Laws" means all foreign, federal, state and local statutes, laws,
            ----
ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

           "License" means any franchise, grant, authorization, license, tariff,
            -------
permit, easement, variance, exemption, consent, certificate, approval or order of any Governmental Entity.

           "Manager" is defined in Section 6.14.
            -------

           "Merger" is defined in the Preamble to this Merger Agreement.
            ------

           "Merger Agreement" is defined in the Preamble to this Merger
            ----------------
Agreement.

           "Minimum-Funding Plan" means a Pension Plan that is subject to Title
            --------------------
I, Subtitle B, Part 3, of ERISA (concerning "funding").

           "Mixed Election" is defined in Section 2.01(a)(ii).
            --------------

           "Multiemployer Plan" means a "multiemployer plan" as such term is
            ------------------
defined in Section 3(37) of ERISA.

           "NASD" means the National Association of Securities Dealers, Inc.
            ----

           "Nasdaq" is defined in Section 2.01(a).
            ------

           "Non-Election" is defined in Section 2.01(a)(ii).
            ------------

           "Non-Election Fraction" is defined in Section 2.01(a)(v).
            ---------------------

           "Non-Election Shares" is defined in Section 2.01(a)(iii).
            -------------------

           "Other Arrangement" means a benefit program or practice providing for
            -----------------
bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

           "Ordinary Course of Business" means ordinary course of business
            ---------------------------
consistent with past practices and prudent business operations.

           "PBGC" means the Pension Benefit Guaranty Corporation or its
            ----
successors.

           "Pension Plan" means an "employee pension benefit plan" as such term
            ------------
is defined in Section 3(2) of ERISA.

           "Per Share Common Share Cash Amount" is defined in Section 2.01(a).
            ----------------------------------

           "Person" means an individual, corporation, partnership, joint
            ------
venture, trust, unincorporated organization or other entity, or a Governmental Entity.

           "Plan" means any plan, program or arrangement, whether or not
            ----
written, that is or was an "employee benefit plan" as such term is defined in
Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary; (b) to which the Company or any Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or
(c) which provides or promises benefits to any person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

           "Post-Signing Returns" is defined in Section 5.03.
            --------------------

           "Post-Signing SEC Documents" is defined in Section 6.13.
            --------------------------

           "Pre-Election Acquiror Common Stock Price" is defined in Section
            ----------------------------------------
            2.01(a).

           "Pre-Election Aggregate Value" is defined in Section 2.01(a).
            ----------------------------

           "Qualified Plan" means a Pension Plan that satisfies, or is intended
            --------------
by the Company to satisfy, the requirements for Tax qualification described in
Section 401 of the Code.

           "Real Property" means the real property (other than easements and
            -------------
rights of way) owned or used by the Company and the Subsidiaries as of December 31, 1996, and any additional real property (other than easements and rights of way) owned or used since that date.

           "Representative" is defined in Section 2.01(a)(ii).
            --------------

           "Sale" is defined in Section 3.17(g).
            ----

           "SEC" means the United States Securities and Exchange Commission and
            ---
 its successors.

           "Securities Act" means the Securities Act of 1933, as amended, and
            --------------
all Laws promulgated pursuant thereto or in connection therewith.

           "Series A Exchange Ratio" is defined in Section 2.01(b).
            -----------------------

           "Series B Exchange Ratio" is defined in Section 2.01(c).
            -----------------------

           "Shareholder Plan" is defined in Section 3.17(g).
            ----------------

           "Significant Subsidiary" means any subsidiary of Acquiror disclosed
            ----------------------
in its most recent Annual Report on Form 10-K, and any other subsidiary that would constitute a "Significant Subsidiary" of Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC.

           "Statutory-Waiver Plan" means a Pension Plan that is not subject to
            ---------------------
Title I, Subtitle B, Part 3, of ERISA (concerning "funding").

           "Stock Election" is defined in Section 2.01(a)(ii).
            --------------

           "Stock Election Number" is defined in Section 2.01(a)(i).
            ---------------------

           "Stock Election Shares" is defined in Section 2.01(a)(iii).
            ---------------------

           "Stock Overelection Fraction" is defined in Section 2.01(a)(iv)(A).
            ---------------------------

           "Stockholders' Agreement" means the Stockholders' Agreement dated as
            -----------------------
of the date hereof among Acquiror, Mr. Clark E. McLeod, Mrs. Mary E. McLeod, Midwest Capital Group, Inc., MWR Investments Inc., IES Investments Inc. and certain of the Company Shareholders.

           "Subsidiary" means a corporation, partnership, joint venture or other
            ----------
entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

           "Surviving Corporation" is defined in Section 1.01.
            ---------------------

           "Taxes" means all federal, state, local and foreign taxes (including,
            -----
without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

           "Tax Returns" means all federal, state, local, foreign and other
            -----------
applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

           "Telephone Sub" is defined in Section 6.15.
            -------------

           "Title I Plan" means a Plan that is subject to Title I of ERISA.
            ------------

           "Unaudited Balance Sheets" is defined in Section 3.08(a).
            ------------------------

           "Unaudited Statements" is defined in Section 3.08(a).
            --------------------

           "Welfare Plan" means an "employee welfare benefit plan" as such term
            ------------
is defined in Section 3(1) of ERISA.

           "William Blair" is defined in Section 3.27.
            -------------

           IN WITNESS WHEREOF, Acquiror, Acquiror Sub and the Company have caused this Merger Agreement to be executed and delivered as of the date first written above.

                                       MCLEODUSA INCORPORATED


                                       By:   /s/ Clark E. McLeod
                                          -----------------------------------
                                          Name: Clark E. McLeod
                                          Title: Chairman and Chief
                                              Executive Officer


                                       EASTSIDE ACQUISITION CO.


                                       By:   /s/ Stephen C. Gray
                                          -----------------------------------
                                          Name: Stephen C. Gray
                                          Title: President


                                       CONSOLIDATED COMMUNICATIONS INC.


                                       By:   /s/ Richard A. Lumpkin
                                          -----------------------------------
                                          Name: Richard A. Lumpkin
                                          Title: